                                                                    EXHIBIT 4.2


===============================================================================






                                 INTEVAC, INC.

                                      AND



            STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.

                                   AS TRUSTEE


                6  1/2% CONVERTIBLE SUBORDINATED NOTES DUE 2004


                                   INDENTURE

                         DATED AS OF FEBRUARY 15, 1997












===============================================================================

                               TABLE OF CONTENTS



                                                                                                                PAGE
                                                                                                                ----
ARTICLE I  Definitions and Incorporation by Reference . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

         SECTION 1.01.    Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         SECTION 1.02.    Other Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         SECTION 1.03.    Incorporation by Reference of Trust Indenture Act . . . . . . . . . . . . . . . . . .   7
         SECTION 1.04.    Rules of Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE II  The Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

         SECTION 2.01.    Form and Dating . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         SECTION 2.02.    Execution and Authentication  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         SECTION 2.03.    Registrar, Paying Agent and Conversion Agent  . . . . . . . . . . . . . . . . . . . .  10
         SECTION 2.04.    Paying Agent to Hold Money in Trust . . . . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 2.05.    Noteholder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 2.07.    Replacement Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         SECTION 2.08.    Outstanding Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         SECTION 2.09.    Treasury Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         SECTION 2.10.    Temporary Securities: Exchange of Global Security for Certificated Securities . . . .  15
         SECTION 2.11.    Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         SECTION 2.12.    Defaulted Interest or Liquidated Damages  . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE III  Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

         SECTION 3.01.    Notices to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 3.02.    Selection of Securities to be Redeemed  . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 3.03.    Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 3.04.    Effect of Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         SECTION 3.05.    Deposit of Redemption Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         SECTION 3.06.    Securities Redeemed in Part . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         SECTION 3.07.    Optional Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         SECTION 3.08.    Designated Event Offer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         SECTION 3.09.    Conversion Arrangement on Underwritten Call for Redemption  . . . . . . . . . . . . .  21

ARTICLE IV  Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

         SECTION 4.01.    Payment of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         SECTION 4.02.    SEC Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 4.03.    Compliance Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 4.04.    Stay, Extension and Usury Law . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 4.05.    Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

                               TABLE OF CONTENTS
                                  (CONTINUED)

         SECTION 4.06.    Maintenance of Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 4.07.    Payment of Taxes and Other Claims . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 4.08.    Designated Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 4.09.    Delivery of Certain Information . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 4.10.    Resale of Certain Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 4.11.    Further Instruments and Acts. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25


ARTICLE V Conversion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

         SECTION 5.01.    Conversion Privilege  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 5.02.    Conversion Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 5.03.    Fractional Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 5.04.    Taxes on Conversion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 5.05.    Company to Provide Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 5.06.    Adjustment of Conversion Price  . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 5.07.    No Adjustment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 5.08.    Other Adjustments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 5.09.    Adjustments for Tax Purposes  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION 5.10.    Adjustments by the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION 5.11.    Notice of Adjustment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION 5.12.    Notice of Certain Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION 5.13.    Effect of Reclassifications, Consolidations, Mergers or Sales on Conversion Privilege  31
         SECTION 5.14.    Trustee's Disclaimer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

ARTICLE VI  Subordination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

         SECTION 6.01.    Agreement to Subordinate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 6.02.    No Payment on Securities if Senior Debt in Default  . . . . . . . . . . . . . . . . .  33
         SECTION 6.03.    Distribution on Acceleration of Securities; Dissolution and
                          Reorganization: Subrogation of Securities . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 6.04.    Reliance by Holders of Senior Debt on Subordination Provisions  . . . . . . . . . . .  37
         SECTION 6.05.    No Waiver of Subordination Provisions . . . . . . . . . . . . . . . . . . . . . . . .  37
         SECTION 6.06.    Trustee's Relation to Senior Debt . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         SECTION 6.07.    Other Provisions Subject Hereto . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         SECTION 6.08.    Certain Conversions and Repurchases Deemed Payment  . . . . . . . . . . . . . . . . .  38

ARTICLE VII  Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

         SECTION 7.01.    Merger, Consolidation or Sale of Assets . . . . . . . . . . . . . . . . . . . . . . .  39

                               TABLE OF CONTENTS
                                  (CONTINUED)


         SECTION 7.02.    Successor Corporation Substituted . . . . . . . . . . . . . . . . . . . . . . . . . . 40

ARTICLE VIII  Defaults and Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40

         SECTION 8.01.    Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
         SECTION 8.02.    Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
         SECTION 8.03.    Other Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
         SECTION 8.04.    Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
         SECTION 8.05.    Control by Majority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
         SECTION 8.06.    Limitation on Suits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
         SECTION 8.07.    Rights of Noteholders to Receive Payment  . . . . . . . . . . . . . . . . . . . . . . 43
         SECTION 8.08.    Collection Suit by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
         SECTION 8.09.    Trustee May File Proofs of Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . 43
         SECTION 8.10.    Priorities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
         SECTION 8.11.    Undertaking for Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43

ARTICLE IX  Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44

         SECTION 9.01.    Duties of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
         SECTION 9.02.    Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
         SECTION 9.03.    Individual Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
         SECTION 9.04.    Trustee's Disclaimer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
         SECTION 9.05.    Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
         SECTION 9.06.    Reports by Trustee to Noteholders . . . . . . . . . . . . . . . . . . . . . . . . . . 46
         SECTION 9.07.    Compensation and Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
         SECTION 9.08.    Replacement of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
         SECTION 9.09.    Successor Trustee by Merger, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . 48
         SECTION 9.10.    Eligibility; Disqualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
         SECTION 9.11.    Preferential Collection of Claims Against Company . . . . . . . . . . . . . . . . . . 48
         SECTION 9.12.    Sections Applicable to Registrar, Paying Agent and Conversion Agent   . . . . . . . . 48

ARTICLE X  Discharge of Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48

         SECTION 10.01.   Termination of Company's Obligation . . . . . . . . . . . . . . . . . . . . . . . . . 48
         SECTION 10.02.   Repayment to Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48

ARTICLE XI  Amendments, Supplements and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49

         SECTION 11.01.   Without Consent of Noteholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
         SECTION 11.02.   With Consent of Noteholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49

                               TABLE OF CONTENTS
                                  (CONTINUED)


         SECTION 11.03.   Compliance with Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . . . . . 50
         SECTION 11.04.   Revocation and Effect of Consents . . . . . . . . . . . . . . . . . . . . . . . . . . 50
         SECTION 11.05.   Notation on or Exchange of Securities . . . . . . . . . . . . . . . . . . . . . . . . 51
         SECTION 11.06.   Trustee Protected . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51

ARTICLE XII  Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51

         SECTION 12.01.   Trust Indenture Act Controls  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
         SECTION 12.02.   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
         SECTION 12.03.   Communication by Noteholders with Other Noteholders . . . . . . . . . . . . . . . . . 52
         SECTION 12.04.   Certificate and Opinion as to Conditions Precedent  . . . . . . . . . . . . . . . . . 52
         SECTION 12.05.   Statements Required in Certificate or Opinion . . . . . . . . . . . . . . . . . . . . 52
         SECTION 12.06.   Rules by Trustee and Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
         SECTION 12.07.   Legal Holidays  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
         SECTION 12.08.   No Recourse Against Others  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
         SECTION 12.09.   Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
         SECTION 12.10.   Variable Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
         SECTION 12.11.   GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
         SECTION 12.12.   No Adverse Interpretation of Other Agreements . . . . . . . . . . . . . . . . . . . . 54
         SECTION 12.13.   Successors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
         SECTION 12.14.   Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
         SECTION 12.15.   Table of Contents, Headings, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . 55


EXHIBIT A        FORM OF CONVERTIBLE SUBORDINATED NOTE  . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-1

EXHIBIT B        FORM OF REGULATION S CERTIFICATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .B-1

EXHIBIT C        FORM OF 144A SECURITIES CERTIFICATE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .C-1

EXHIBIT D        RESTRICTIVE LEGEND FOR COMMON STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .D-1

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         INDENTURE dated as of February 15, 1997 between Intevac, Inc., a
California corporation (the "Company") and State Street Bank and Trust Company of California, N.A., a national banking association organized and existing under the laws of the United States of America, as Trustee (the "Trustee").

         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Noteholders of the Company's 6-1/2% Convertible Subordinated Notes due 2004 (the "Securities"):


                                   ARTICLE I

                   Definitions and Incorporation by Reference

         SECTION 1.1.     Definitions.

         "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities or by agreement or otherwise.

         "Agent" means any Registrar, Paying Agent, Conversion Agent or co-registrar.

         "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board.

         "Board Resolution" means a copy of a resolution of the Board of Directors certified by the Secretary or an Assistant Secretary of the Company to be in full force and effect on the date of such certification and delivery to the Trustee.

         "Business Day" means any day that is not a Legal Holiday.

         "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of equity interests in any entity, including, without limitation, corporate stock and partnership interests.

         "Change of Control" means any event where: (i) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of shares representing more than 50% of the combined voting power of the then-outstanding securities entitled to vote generally in elections of directors of the Company ("Voting Stock"), (ii) the Company consolidates with or merges into any other corporation, or any other corporation merges into the Company, and, in the case of any such transaction, the outstanding Common Stock of the Company is reclassified into or exchanged for any other property or security, unless the shareholders of the Company immediately before such transaction own, directly or indirectly immediately following such transaction, at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from such transaction in substantially the same proportion as their ownership of the Voting Stock immediately before such transaction, (iii) the Company conveys, transfers or leases all or substantially all of its assets to any person, unless such conveyance, transfer or lease is to a corporation and the shareholders of the Company immediately before such conveyance, transfer or lease own, directly or indirectly immediately following such transaction, at least a majority of the combined voting power of the corporation to which such assets are so conveyed, transferred or leased in the same proportion as their ownership of the Voting Stock immediately before such transaction, or (iv) any time the Continuing Directors do not constitute a majority of the Board of Directors of the Company (or, if applicable, a successor corporation to the Company); provided, that a Change of Control shall not be deemed to have occurred if at least 90% of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the Change of Control consists of shares of common stock that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States.

         "Common Stock" means the common stock of the Company as the same exists at the date of the execution of this Indenture or as such stock may be constituted from time to time.

         "Company" means the party named as such above until a successor replaces it in accordance with Article VI and thereafter means the successor.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of this Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such board at the time of such nomination or election.

         "Custodian" means State Street Bank and Trust Company of California, N.A., as custodian with respect to the Global Securities, or any successor entity thereto.

         "Daily Market Price" means the price of a share of Common Stock on the relevant date, determined (a) on the basis of the last reported sale price regular way of the Common Stock as reported on the NNM, or if the Common Stock is not then listed on the NNM, as reported on such national securities exchange upon which the Common Stock is listed, or (b) if there is no such reported sale on the day in question, on the basis of the average of the closing bid and asked quotations regular way as so reported, or (c) if the Common Stock is not listed on the NNM or on any national securities exchange, on the basis of the average of the high bid and low asked quotations regular way on the day in question in the over-the-counter market as reported by the National

Association of Securities Dealers Automated Quotation System, or if not so quoted, as reported by National Quotation Bureau, Incorporated, or a similar organization.

         "Default" means any event that is, or with the passage of time or the giving of notice or both, would be an Event of Default.

         "Depository" means The Depository Trust Company, its nominees and their respective successors.

         "Designated Event" means the occurrence of a Change of Control or a Termination of Trading.

         "Designated Senior Debt" means any Senior Debt which, at the date of determination, has an aggregate principal amount outstanding of, or commitments to lend up to, at least $10.0 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Debt as "Designated Senior Debt" for purposes of this Indenture (provided, that such instrument may place limitations and conditions on the right of such Senior Debt to exercise the rights of Designated Senior Debt).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Excess Payment" means the excess of (A) the aggregate of the cash and fair market value of other consideration paid by the Company or any of its Subsidiaries with respect to the shares acquired in a tender offer or other negotiated transaction over (B) the Daily Market Price on the Trading Day immediately following the completion of such tender offer or other negotiated transaction multiplied by the number of acquired shares.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States, which are in effect from time to time.

         "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "Indebtedness" means, with respect to any person, all obligations, whether or not contingent, of such person (i)(a) for borrowed money (including, but not limited to, any indebtedness secured by a security interest, mortgage or other lien on the assets of such person which is (1) given to secure all or part of the purchase price of property subject thereto, whether given to the vendor of such property or to another, or (2) existing on property at the time of acquisition thereof), (b) evidenced by a note, debenture, bond or other written instrument, (c) under a lease required to be capitalized on the balance sheet of the lessee under GAAP or under any lease or related document (including a purchase agreement) which provides that such person is contractually obligated to purchase or to cause a third party to purchase such leased property, (d) in respect of letters of credit, bank guarantees or bankers' acceptances, (e) with respect to Indebtedness secured by a mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance to which the property or assets of such person are subject, whether or not the obligation secured thereby shall have been assumed or guaranteed by or shall otherwise be such person's legal liability, (f) in respect of the balance of the deferred and unpaid purchase price of any property or assets, and (g) under interest rate, currency or credit swap agreements, cap, floor and collar agreements, spot and forward-contracts and similar agreements and arrangements; (ii) with respect to any obligation of others of the type described in the preceding clause (i) or under clause (iii) below assumed by or guaranteed in any manner by such person or in effect guaranteed by such person through an agreement to purchase (including, without limitation, "take or pay" and similar arrangements), contingent or otherwise (and the obligations of such person under any such assumptions, guarantees or other such arrangements); and (iii) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any of the foregoing.

         "Indenture" means this Indenture as amended from time to time.

         "Initial Purchasers" means Salomon Brothers Inc, Hambrecht & Quist LLC and Robertson, Stephens & Company LLC.

         "Issuance Date" means the date on which the Securities are first authenticated and issued.

         "Liquidated Damages" means any liquidated damages payable pursuant to the Registration Agreement.

         "Material Subsidiary" means any Subsidiary of the Company which at the date of determination is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act (as such Regulation is in effect on the date hereof).

         "Noteholder" or "holder" means a person in whose name a Security is registered.

         "NNM" means the Nasdaq Stock Market's National Market.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Offering Memorandum" means the Offering Memorandum relating to the Securities dated February 20, 1997.

         "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the Chairman of the Board, the President, the Chief Financial Officer, the Treasurer or a Vice-President of the Company. See Sections 12.04 and 12.05 hereof.

         "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee. See Sections 12.04 and 12.05 hereof.

         "person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "principal" of a debt security means the principal of the security plus the premium, if any, on the security.

         "Registration Agreement" means the Registration Agreement relating to the Securities dated February 15, 1997, between the Company and the Initial Purchasers.

         "Representative" means the trustee, agent or representative (if any) for an issue of Senior Debt.

         "Restricted Period" means the period of 40 consecutive days beginning on and excluding the later of (i) the day on which Securities are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the last original issuance date of the Securities.

         "SEC" means the Securities and Exchange Commission.

         "Securities" means the Securities described in the preamble above that are issued, authenticated and delivered under this Indenture.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Debt" means the principal of, premium, if any, interest and liquidated damages, if any, on, and fees, costs and expenses in connection with, and other amounts due on Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed by the Company, unless, in the instrument creating or evidencing or pursuant to which Indebtedness is outstanding, it is expressly provided that such Indebtedness is not senior in right of payment to the Securities. Senior Debt includes, with respect to the obligations described above, interest accruing, pursuant to the terms of such Senior Debt, on or after the filing of any petition in bankruptcy or for reorganization relating to the Company, whether or not post-filing interest is allowed in such proceeding, at the rate specified in the instrument governing the relevant obligation. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include: (a) Indebtedness of or amounts owned by the Company for compensation to employees, or for goods, services or materials purchased in the ordinary course of business; (b) Indebtedness of the Company to a Subsidiary of the Company; or
(c) any liability for Federal, state, local or other taxes owed or owing by the Company.

         "Shelf Registration Statement" shall have the meaning set forth in the Registration Agreement.

         "Subsidiary" means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any person or one or more of the other Subsidiaries of that person or a combination thereof.

         "Termination of Trading" will be deemed to have occurred if the Common Stock (or other common stock into which the Securities are then convertible) is neither listed for trading on a United States national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Section
Section  77aaa-77bbbb) as in effect on the date of execution of this Indenture.

         "Trading Day" shall mean (A) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business, (B) if the applicable security is quoted on the NNM, a day on which trades may be made thereon or (C) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York or the State of California are authorized or obligated by law or executive order to close.

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.

         "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer this Indenture.

         SECTION 1.02.    Other Definitions.


                                                                      Defined in
                                                                     Term Section
                                                                     ------------
         "144A Global Security" . . . . . . . . . . . . . . . . . . . . .  2.01
         "Agent Members"  . . . . . . . . . . . . . . . . . . . . . . . .  2.01
         "Bankruptcy Custodian" . . . . . . . . . . . . . . . . . . . . .  8.01
         "Bankruptcy Law" . . . . . . . . . . . . . . . . . . . . . . . .  8.01
         "Cedel"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.01
         "Commencement Date"  . . . . . . . . . . . . . . . . . . . . . .  3.08
         "Conversion Agent" . . . . . . . . . . . . . . . . . . . . . . .  2.03
         "Conversion Date"  . . . . . . . . . . . . . . . . . . . . . . .  5.02
         "Conversion Price" . . . . . . . . . . . . . . . . . . . . . . .  5.01
         "Conversion Shares"  . . . . . . . . . . . . . . . . . . . . . .  5.06(c)
         "Current Market Price" . . . . . . . . . . . . . . . . . . . . .  5.06(f)


         "Designated Event Offer" . . . . . . . . . . . . . . . . . . . .  4.08
         "Designated Event Payment" . . . . . . . . . . . . . . . . . . .  4.08
         "Designated Event Payment Date"  . . . . . . . . . . . . . . . .  3.08
         "Distribution Date"  . . . . . . . . . . . . . . . . . . . . . .  5.06
         "Distribution Record Date" . . . . . . . . . . . . . . . . . . .  5.06
         "Euroclear"  . . . . . . . . . . . . . . . . . . . . . . . . . .  2.01
         "Event of Default" . . . . . . . . . . . . . . . . . . . . . . .  8.01
         "Global Security"  . . . . . . . . . . . . . . . . . . . . . . .  2.01
         "Legal Holiday"  . . . . . . . . . . . . . . . . . . . . . . . . 12.07
         "Non-Global Purchasers"  . . . . . . . . . . . . . . . . . . . .  2.01
         "Offer Amount" . . . . . . . . . . . . . . . . . . . . . . . . .  3.08
         "Officer"  . . . . . . . . . . . . . . . . . . . . . . . . . . . 12.10
         "Paying Agent" . . . . . . . . . . . . . . . . . . . . . . . . .  2.03
         "Payment Blockage Notice"  . . . . . . . . . . . . . . . . . . .  6.02
         "Payment Blockage Period"  . . . . . . . . . . . . . . . . . . .  6.02
         "Payment Default"  . . . . . . . . . . . . . . . . . . . . . . .  8.01
         "Purchase Agreement" . . . . . . . . . . . . . . . . . . . . . .  2.01
         "Purchase Date"  . . . . . . . . . . . . . . . . . . . . . . . .  5.06
         "QIBs" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.01
         "Registrar"  . . . . . . . . . . . . . . . . . . . . . . . . . .  2.03
         "Regulation S" . . . . . . . . . . . . . . . . . . . . . . . . .  2.01
         "Regulation S Global Security" . . . . . . . . . . . . . . . . .  2.01
         "Restricted Securities"  . . . . . . . . . . . . . . . . . . . .  2.01
         "Rights" . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.06
         "Rule 144A"  . . . . . . . . . . . . . . . . . . . . . . . . . .  2.01
         "Tender Period"  . . . . . . . . . . . . . . . . . . . . . . . .  3.08

         SECTION 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Securities;

         "indenture security holder" means a Noteholder;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the Securities means the Company or any other obligor on the Securities.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

         SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

                 (a)      a term has the meaning assigned to it;

                 (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP consistently applied;

                 (c)      "or" is not exclusive;

                 (d) words in the singular include the plural, and words in the plural include the singular; and

                 (e) provisions apply to successive events and transactions.


                                  ARTICLE II.

                                 The Securities

         SECTION 2.01. Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A which is hereby incorporated in and expressly made a part of this Indenture.

         The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The Company shall furnish any such legend not contained in Exhibit A to the Trustee in writing. Each Security shall be dated the date of its authentication. The terms and provisions of the Securities set forth in Exhibit A are part of the terms of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                 (a) Global Securities. The Securities are being offered and sold by the Company pursuant to a Purchase Agreement relating to the Securities, dated February 20, 1997, among the Company and the Initial Purchasers (the "Purchase Agreement").

         Securities offered and sold either (i) in reliance on Regulation S under the Securities Act ("Regulation S"), as provided in the Purchase Agreement, shall be issued in the form of one or more permanent global securities in definitive, fully registered form without interest coupons with the Global Securities Legend set forth in Exhibit A hereto (the "Regulation S Global Security") (provided that during the Restricted Period any sale or transfer of a beneficial interest in the Regulation S Global Security shall be subject to the provisions of the Restricted Securities Legend set forth in Exhibit A hereto as if such legend was set forth on the Regulation S Global Security, and that from and after the end of the Restricted Period any such sale or transfer of a beneficial interest in the Regulation S Global Security shall not be subject to the provisions of the Restricted Securities Legend set forth in Exhibit A hereto) or (ii) to Qualified Institutional Buyers ("QIBs") in reliance on Rule 144A under the Securities Act ("Rule 144A"), as provided in the Purchase Agreement, shall be issued in the form of one or more permanent global Securities in definitive, fully registered form without interest coupons with the Restricted Securities Legend and the Global Securities Legend set forth in Exhibit A hereto (the "144A Global Security") (such 144A Global Security, together with the Regulation S Global Security, a "Global Security"). The Global Securities shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee as Custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary (and, in the case of a Regulation S Global Security, for the accounts of designated agents holding on behalf of the Euroclear System ("Euroclear") or Cedel Bank, societe anonyme ("Cedel")), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided in this Article II. The 144A Global Security shall bear the Restricted Securities Legend set forth on Exhibit A unless removed in accordance with the provisions of this Section or Section 2.06(b) hereof.

                 (b) Book-Entry Provisions. This Section 2.01(b) shall apply only to a Global Security deposited with or on behalf of the Depositary.

         The Company shall execute and the Trustee shall, in accordance with this Section 2.01(b) and the written order of the Company, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of Cede & Co. or other nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as Custodian for the Depositary pursuant to a FAST Balance Certificate Agreement between the Depositary and the Trustee.

         Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the Custodian of the Depositary or under such Global Security, and the Depositary or its nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

                 (c)      Certificated Securities.  Except as provided in
Section 2.10, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities. Purchasers of Securities who are not QIBs and did not purchase Securities sold in reliance on Regulation S under the Securities Act (referred to herein as the "Non-Global Purchasers") will receive certificated Securities bearing the Restricted Securities Legend set forth in Exhibit A hereto ("Restricted Securities"). Restricted Securities will bear the Restricted Securities Legend set forth on Exhibit A unless removed in accordance with Section 2.06(b) hereof. Restricted Securities may be exchanged for a beneficial interest in a Global Security in accordance with the 2.06(a) hereof.

                 After a transfer of any Securities during the period of the effectiveness of a Shelf Registration Statement with respect to the Securities, all requirements pertaining to legends on such Security will cease to apply, the requirements requiring any such Security issued to certain holders to be issued in global form will cease to apply, and a certificated Security without legends will be available to the holder of such Securities.

         SECTION 2.02. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities.

         If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

         A Security shall not be valid until authenticated by the manual signature of an authorized officer of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

         Upon a written order of the Company signed by two Officers, the Trustee shall authenticate the Securities for original issue up to an aggregate principal amount of $50,000,000 (or $57,500,000 if the over-allotment set forth in Section 2 of the Purchase Agreement is exercised in full by the Initial Purchasers). The aggregate principal amount of Securities outstanding at any time shall not exceed such aggregate amount of $57,500,000 except as provided in Section 2.07.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

         SECTION 2.03. Registrar, Paying Agent and Conversion Agent. The Company shall maintain in the Borough of Manhattan, City of New York, State of New York (i) an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), (ii) an office or agency where Securities may be presented for payment ("Paying Agent") and (iii) an office or agency where Securities may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint the Registrar, the Paying Agent and the Conversion Agent. The Company may appoint one or more co-registrars, one or more additional paying agents and one or more additional conversion agents in such other locations as it shall determine; provided that no such designation shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan,

The City of New York, State of New York, for such purposes. The term "Paying Agent" includes any additional paying agent and the term "Conversion Agent" includes any additional conversion agent. The Company may change any Paying Agent, Registrar, co-registrar or Conversion Agent without prior notice to any Noteholder. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such. The Company or any of its Affiliates may act as Paying Agent, Registrar, co-registrar or Conversion Agent. The Company initially appoints the Trustee as Paying Agent, Registrar, Conversion Agent and Custodian and the Trustee hereby accepts such appointments and each of the corporate trust office of the Trustee in Los Angeles, California and the office or agency of the Trustee in the Borough of Manhattan, The City of New York, State of New York (which shall initially be State Street Bank and Trust Company, N.A., an Affiliate of the Trustee located at 61 Broadway, Concourse Level, Corporate Trust Window, New York, New York 10006), shall be considered as one such office or agency of the Company for the aforesaid purposes.

         SECTION 2.04. Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal, interest or Liquidated Damages on the Securities, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any money disbursed by it. Upon payment over to the Trustee, the Paying Agent (if other than the Company or an Affiliate of the Company) shall have no further liability for the money. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Noteholders all money held by it as Paying Agent.

         SECTION 2.05. Noteholder. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

         SECTION 2.06. Transfer and Exchange. Where Securities are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall issue and the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06, 3.08, 5.02 or 11.05 hereof).

         The Company shall not be required (i) to register the transfer of or exchange Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under Section
3.02 hereof and ending at the close of business on the day of selection, or
(ii) to exchange or register the transfer of any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (iii) to register the transfer of or exchange Securities submitted for repurchase (and not withdrawn) under Section 4.08 hereof.

                 (a) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with Section 2.01(b) and this Section 2.06.

         Except for transfers or exchanges made in accordance with any of clauses (i) through (v) of this Section 2.06(a), transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

                           (i)    144A Global Security to Regulation S Global
Security. If the owner of a beneficial interest in the 144A Global Security wishes at any time to transfer such interest to a person who wishes to acquire the same in the form of a beneficial interest in the Regulation S Global Security, such transfer may be effected only in accordance with the provisions of this clause (i) and clause (v) below and subject to the Applicable Procedures. Upon receipt by the Trustee, as Registrar, of (A) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Regulation S Global Security in a specified principal amount be credited to a specified Agent Member's account and that a beneficial interest in the 144A Global Security in an equal principal amount be debited from another specified Agent Member's account and (B) a Regulation S Certificate in the form attached as Exhibit B hereto, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the 144A Global Security or his attorney duly authorized in writing, then the Trustee, as Registrar but subject to clause (v) below, shall reduce the principal amount of the 144A Global Security and increase the principal amount of the Regulation S Global Security by such specified principal amount.

                          (ii)    Regulation S Global Security to 144A Global
Security. If the owner of a beneficial interest in the Regulation S Global Security wishes at any time to transfer such interest to a person who wishes to acquire the same in the form of a beneficial interest in the 144A Global Security, such transfer may be effected only in accordance with this clause
(ii) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Registrar, of (A) an order given by the Depositary or its authorized representative directing that a beneficial interest in the 144A Global Security in a specified principal amount be credited to a specified Agent Member's account and that a beneficial interest in the Regulation S Global Security in an equal principal amount be debited from another specified Agent Member's account and (B) if such transfer is to occur during the Restricted Period, a Rule 144A Securities Certificate in the form attached as Exhibit C hereto, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Regulation S Global Security or his attorney duly authorized in writing, then the Trustee, as Registrar, shall reduce the principal amount of the Regulation S Global Security and increase the principal amount of the 144A Global Security by such specified principal amount.

                         (iii)    Global Security to Restricted Security.  If
an owner of a beneficial interest in a Global Security deposited with the Depositary or with the Trustee as Custodian for the Depositary wishes at any time to transfer its interest in such Global Security to a person who is required to take delivery thereof in the form of a Restricted Security, such owner may, subject to the rules and procedures of Euroclear or Cedel, if applicable, and the Depositary, cause the exchange of such interest for one or more Restricted Securities of any authorized denomination or denominations and of the same aggregate principal amount at maturity. Upon receipt by the Trustee, as Registrar, of instructions from Euroclear or Cedel, if applicable, and the Depositary directing the Trustee, as Registrar, to authenticate and deliver one or more Restricted Securities of the same aggregate principal amount at maturity as the beneficial interest in the Global Security to be exchanged, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Restricted Securities to be so issued and appropriate delivery instructions and, if so requested by the Trustee or the Company, certification by the owner of such beneficial interest stating that the person transferring such interest in such Global Security reasonably believes that the person acquiring the Restricted Securities for which such interest is being exchanged is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or
(7) of Regulation D under the Securities Act) and is acquiring such Restricted Securities having an aggregate principal amount of not less than $250,000 for its own account or for one or more accounts as to which the transferee exercises sole investment discretion, then the Trustee, or Registrar, as the case may be, will instruct the Depositary to reduce or cause to be reduced such Global Security by the aggregate principal amount at maturity of the beneficial interest therein to be exchanged and to debit or cause to be debited from the account of the person making such transfer the beneficial interest in the Global Security that is being transferred, and concurrently with such reduction and debit the Company shall execute, and the Trustee shall authenticate and deliver, one or more Restricted Securities of the same aggregate principal amount at maturity in accordance with the instructions referred to above. Notwithstanding the foregoing provisions of this Section 2.6(a)(iii), no transfer of a beneficial interest in the Regulation S Global Security shall be made to a Non-Global Purchaser in the form of Restricted Security during the Restricted Period.

                          (iv)    Restricted Security to either a Global
Security or Restricted Security. If a holder of a Restricted Security wishes at any time to transfer such Restricted Security to a person who is required to take delivery thereof in the form of beneficial interest in a Global Security or a Restricted Security, such holder may, subject to the restrictions on transfer set forth herein and in such Restricted Security, cause the exchange of such Restricted Security for either a beneficial interest in a Global Security or for one or more Restricted Securities of any authorized denomination or denominations and of the same aggregate principal amount at maturity. Upon receipt by the Trustee, as Registrar, of (1) such Restricted Security, duly endorsed as provided herein, (2) instructions from such holder directing the Trustee, as Registrar, either to (i) credit to a specified Agent Member's account the specified principal amount of the beneficial interest so transferred or (ii) authenticate and deliver one or more Restricted Securities of the same aggregate principal amount at maturity as the Restricted Security to be exchanged (such instructions to contain the name or names of the designated transferee or transferees and the amount or amounts of the authorized denomination or denominations) and (3) the Assignment Form and Certificate of Transfer with the applicable box checked on the reverse of the Restricted Security by the transferor, then the Trustee, as Registrar, shall cancel or cause to be canceled such Restricted Security and concurrently therewith, the Trustee shall either (x) increase the size of the respective Global Security, and credit the specified Agent Member's account with the specified amount of the beneficial interest so transferred or (y) the Company shall execute, and the Trustee shall authenticate and deliver, one or more Restricted Securities of the same aggregate principal amount at maturity, in accordance with the instructions referred to above.

                           (v)    Other Exchanges.  In the event that a Global
Security is exchanged for Securities in definitive registered form pursuant to
Section 2.10 prior to the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of clause (iii) above.

         The Company shall use its best efforts to cause the Depositary to ensure that, until the expiration of the Restricted Period, beneficial interests in the Regulation S Global Security may be held only in or through accounts maintained at the Depositary by Euroclear or CEDEL (or by Agent Members acting for the account thereof), and no person shall be entitled to effect any transfer or exchange that would result in any such interest being held otherwise than in or through such an account; provided that this clause
(2)(a)(v) shall not prohibit any transfer or exchange of such an interest in accordance with clause (ii) or (iii) above.

                 (a) Except in connection with a Shelf Registration Statement contemplated by and in accordance with the terms of the Registration Agreement, if Securities are issued upon the registration of transfer, exchange or replacement of Securities bearing the Restricted Securities Legend set forth in Exhibit A hereto, or if a request is made to remove such Restricted Securities Legend on the Securities, the Securities so issued shall bear the Restricted Securities Legend, or the Restricted Securities Legend shall not be removed, as the case may be, unless there is delivered to the Company such satisfactory evidence, as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or, with respect to Restricted Securities, that such Securities are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon provision to the Company of such satisfactory evidence, the Trustee, at the written direction of the Company, shall authenticate and deliver Securities that do not bear the legend.

                 (b) The Trustee shall have no responsibility for any actions taken or not taken by the Depositary.

                 SECTION 2.07. Replacement Securities. If the holder of a Security claims that the Security has been lost, destroyed or wrongfully taken or if such Security is mutilated and is surrendered to the Trustee, the Company shall issue and the Trustee shall authenticate a replacement

Security if the Trustee's and the Company's requirements are met. If required by the Trustee or the Company, an indemnity bond must be sufficient in the judgment of both to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security.

         In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed or purchased by the Company pursuant to Article III hereof or converted into shares of Common Stock pursuant to Article V hereof, the Company in its discretion may, instead of issuing a new Security, pay, redeem, purchase or convert such Security, as the case may be.

         Every replacement Security is an additional obligation of the Company.

         SECTION 2.08. Outstanding Securities. The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

         If a Security is replaced, paid, redeemed, or purchased or converted pursuant to Section 2.07 hereof, it ceases to be outstanding unless, in the case of a replaced Security, the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

         If Securities are considered paid under Section 4.01 hereof, they cease to be outstanding and interest on them ceases to accrue.

         A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

         SECTION 2.09. Treasury Securities. In determining whether the Noteholders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer knows are so owned shall be so disregarded.

         SECTION 2.10. Temporary Securities: Exchange of Global Security for Certificated Securities.

                 (a) Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

                 (b) Other than any transfer of a beneficial interest in a Global Security pursuant to Section 2.06(a)(iii), a Global Security deposited with the Depositary or with the Trustee as Custodian for the Depositary pursuant to Section 2.01 shall be transferred to the beneficial owners thereof in the form of certificated securities only if such transfer complies with
Section 2.06 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor Depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing.

                 (c) Any Global Security that is transferable to the beneficial owners thereof in the form of certificated Securities pursuant to this Section 2.10 shall be surrendered by the Depositary to the Trustee to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount at maturity of Securities of authorized denominations in the form of certificated Securities. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any Securities in the form of certificated Securities delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.06(b), bear the Restricted Securities Legend set forth in Exhibit A hereto.

                 (d) Prior to any transfer pursuant to Section 2.10(b), the registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Securities.

                 (e) In the event of the occurrence of either of the events specified in Section 2.10(b), the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive form without interest coupons.

         SECTION 2.11. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, redemption, purchase, conversion, exchange or payment. The Trustee shall promptly cancel all Securities surrendered for registration of transfer, redemption, purchase, conversion, exchange, payment, replacement or cancellation and shall destroy all canceled Securities unless the Company otherwise directs. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation or that any holder has converted.

         SECTION 2.12. Defaulted Interest or Liquidated Damages. If the Company fails to make a payment of interest or Liquidated Damages on the Securities, it shall pay such defaulted interest or Liquidated Damages plus any interest payable on the defaulted interest or Liquidated Damages, in any lawful manner. It may pay such defaulted interest or Liquidated Damages, plus any such interest payable on them, to the persons who are Noteholders on a subsequent special record date. The Company shall fix any such record date and payment date. At least 15 days before any such record date, the Company shall mail to Noteholders a notice that states the record date, payment date, and amount of such interest or Liquidated Damages to be paid.


                                  ARTICLE III

                                   Redemption

         SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to Section 3.07 hereof, it shall notify the Trustee of the redemption date and the principal amount of Securities to be redeemed. The Company shall give each notice provided for in this Section 3.01 at least 20 days before the redemption date (unless a shorter notice period shall be satisfactory to the Trustee).

         SECTION 3.02. Selection of Securities to be Redeemed. If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed by a method that complies with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or, if the Securities are not so listed, on a pro rata basis. The Trustee shall make the selection not more than 60 days and not less than 15 days before the redemption date from Securities outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them it selects shall be in amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be called for redemption.

         If any Security selected for partial redemption is converted in part after such selection, the converted portion of such Security shall be deemed (so far as may be) to be the portion to be selected for redemption. The Securities (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Security is converted in whole or in part before the mailing of the notice of redemption. Upon any redemption of less than all the Securities, the Company and the Trustee may treat as outstanding any Securities surrendered for conversion during the period 15 days next preceding the mailing of a notice of redemption and need not treat as outstanding any Security authenticated and delivered during such period in exchange for the unconverted portion of any Security converted in part during such period.

         SECTION 3.03. Notice of Redemption. At least 15 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption to each holder whose Securities are to be redeemed at such holder's registered address.

         The notice shall identify the Securities to be redeemed and shall state:

                 (a)      the redemption date;

                 (b)      the redemption price;

                 (c) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon cancellation of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued in the name of the holder thereof;

                 (d)      the name and address of the Paying Agent;

                 (e) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued interest and Liquidated Damages, if any;

                 (f) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, by law or otherwise, interest and Liquidated Damages, if any, on Securities called for redemption ceases to accrue on and after the redemption date; and

                 (g) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed.

                 Such notice shall also state the current Conversion Price and the date on which the right to convert such Securities or portions thereof into Common Stock of the Company will expire.

                 At the Company's request, the Trustee shall give notice of redemption in the Company's name and at its expense.

         SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date at the price set forth in the Security.

         SECTION 3.05. Deposit of Redemption Price. On or before the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest and Liquidated Damages, if any, up to but not including the redemption date on all Securities to be redeemed on that date (subject to the right of holders of record on the relevant record date to receive interest and Liquidated Damages, if any, due on an interest payment date) unless theretofore converted into Common Stock pursuant to the provisions hereof. The Trustee or the Paying Agent shall return to the Company any money not required for that purpose.

         SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the holder at the expense of the Company a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

         SECTION 3.07. Optional Redemption. The Company may redeem all or any portion of the Securities, upon the terms and at the redemption prices set forth in each of the Securities. Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

         SECTION 3.08.    Designated Event Offer.

                 (a) In the event that, pursuant to Section 4.08 hereof, the Company shall commence a Designated Event Offer, the Company shall follow the procedures in this Section 3.08.

                 (b) The Designated Event Offer shall remain open for a period specified by the Company which shall be no less than 30 calendar days and no more than 40 calendar days following its commencement on the date of the mailing of notice in accordance with Section 4.08(b) hereof (the "Commencement Date"), except to the extent that a longer period is required by applicable law (the "Tender Period"). Upon the expiration of the Tender Period (the "Designated Event Payment Date"), the Company shall purchase the principal amount of Securities required to be purchased pursuant to Section 4.08 hereof (the "Offer Amount").

                 (c) If the Designated Event Payment Date is on or after an interest payment record date and on or before the related interest payment date, any accrued interest and Liquidated Damages, if any, to the related interest payment date will be paid to the person in whose name a Security is registered at the close of business on such record date, and no additional interest or Liquidated Damages, if any, will be payable to Noteholders who tender Securities pursuant to the Designated Event Offer.

                 (d) The Company shall provide the Trustee with written notice of the Designated Event Offer at least 10 Business Days before the Commencement Date.

                 (e) On or before the Commencement Date, the Company or the Trustee (at the request and expense of the Company) shall send, by first class mail, a notice to each of the Noteholders, which shall govern the terms of the Designated Event Offer and shall state:

                           (i)    that the Designated Event Offer is being made
pursuant to this Section 3.08 and Section 4.08 hereof and that all Securities tendered will be accepted for payment;

                          (ii)    the purchase price (as determined in
accordance with Section 4.08 hereof), the length of time the Designated Event Offer will remain open and the Designated Event Payment Date;

                         (iii)    that any Security or portion thereof not
tendered or accepted for payment will continue to accrue interest and, if applicable, Liquidated Damages;

                          (iv)    that, unless the Company defaults in the
payment of the Designated Event Payment, any Security or portion thereof accepted for payment pursuant to the Designated

Event Offer shall cease to accrue interest or Liquidated Damages, if any, after the Designated Event Payment Date;

                           (v)    that Noteholders electing to have a Security
or portion thereof purchased pursuant to any Designated Event Offer will be required to surrender the Security, with the form entitled "Option of Noteholder To Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Designated Event Payment Date;

                          (vi)    that Noteholders will be entitled to withdraw
their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Designated Event Payment Date, or such longer period as may be required by law, a letter or a telegram, telex, facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth the name of the Noteholder, the principal amount of the Security or portion thereof the Noteholder delivered for purchase and a statement that such Noteholder is withdrawing his election to have the Security or portion thereof purchased; and

                         (vii)    that Noteholders whose Securities are being
purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

                 In addition, the notice shall contain all instructions and materials that the Company shall reasonably deem necessary to enable such Noteholders to tender Securities pursuant to the Designated Event Offer.

                 (f) On or prior to the Designated Event Payment Date, the Company shall irrevocably deposit with the Trustee or a Paying Agent in immediately available funds an amount equal to the Offer Amount to be held for payment in accordance with the terms of this Section 3.08. On the Designated Event Payment Date, the Company shall, to the extent lawful, (i) accept for payment the Securities or portions thereof tendered pursuant to the Designated Event Offer, (ii) deliver or cause to be delivered to the Trustee Securities so accepted and (iii) deliver to the Trustee an Officers' Certificate stating such Securities or portions thereof have been accepted for payment by the Company in accordance with the terms of this Section 3.08. The Paying Agent shall promptly (but in any case not later than five calendar days after the Designated Event Payment Date) mail or deliver to each tendering Noteholder an amount equal to the purchase price of the Securities tendered by such Noteholder, and the Trustee shall promptly authenticate and mail or deliver to such Noteholders a new Security equal in principal amount to any unpurchased portion of the Security surrendered, if any; provided, that each new Security shall be in a principal amount of $1,000 or an integral multiple thereof. Any Securities not so accepted shall be promptly mailed or delivered by or on behalf of the Company to the holder thereof. The Company will publicly announce the results of the Designated Event Offer on, or as soon as practicable after, the Designated Event Payment Date.

                 (g) The Designated Event Offer shall be made by the Company in compliance with all applicable provisions of the Exchange Act, and all applicable tender offer rules promulgated thereunder, and shall include all instructions and materials that the Company shall reasonably deem necessary to enable such Noteholders to tender their Securities.

         SECTION 3.09. Conversion Arrangement on Underwritten Call for Redemption. In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities by an arrangement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Trustee in trust for the holders, on or before the date fixed for redemption, an amount not less than the applicable redemption price, together with interest accrued to (but excluding) the date fixed for redemption, of such Securities. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the redemption price of such Securities, together with interest accrued to (but excluding) the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by the purchasers. If such an agreement is entered into, a copy of which will be filed with the Trustee prior to the date fixed for redemption, any Securities not duly surrendered for conversion by the holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such holders and (notwithstanding anything to the contrary contained in Article 5) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the date fixed for redemption (and the right to convert any such Securities shall be deemed to have been extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Securities. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers to which the Trustee has not consented in writing, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.


                                   ARTICLE IV

                                   Covenants

         SECTION 4.01. Payment of Securities. The Company shall pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Securities on the dates and in the manner provided in the Securities. Principal, premium, if any, interest and Liquidated Damages, if any, shall be considered paid on the date due if the Paying Agent (other than the Company or an Affiliate of the Company) holds on that date money designated for and sufficient to pay all principal, premium, if any, interest and Liquidated Damages, if any, then due and such Paying Agent is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture. To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the rate borne by the Securities, compounded semiannually. The Company shall also pay all Liquidated Damages, if any, in the manner, on the dates and in the amounts set forth in the Registration Agreement.

         SECTION 4.02. SEC Reports. Whether or not required by the rules and regulations of the SEC, so long as any Securities are outstanding, the Company will file with the SEC and the Trustee, and if requested by any holders of Securities, the Trustee shall furnish to the holders of Securities all quarterly and annual financial information required to be contained in a filing with the SEC on Forms 10-Q and 10-K, including a "Management's Discussion and Analysis of Financial Conditions and Results of Operations" and, with respect to annual information only, a report thereon by the Company's certified independent accountants.

         SECTION 4.03. Compliance Certificate. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under, and complied with the covenants and conditions contained in, this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of such Officer's knowledge the Company has kept, observed, performed and fulfilled each and every covenant, and complied with the covenants and conditions contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officer may have knowledge) and that to the best of such Officer's knowledge no event has occurred and remains in existence by reason of which payments on account of the principal or of interest or Liquidated Damages, if any, on the Securities are prohibited.

         One of the Officers signing such Officers' Certificate shall be either the Company's principal executive officer, principal financial officer or principal accounting officer.

         The Company will, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon becoming aware of:

                 (a) any Default, Event of Default or default in the performance of any covenant, agreement or condition contained in this Indenture; or

                 (b) any event of default under any other mortgage, indenture or instrument as that term is used in Section 8.01(f), an Officers' Certificate specifying such Default, Event of Default or default.

         Immediately upon the occurrence of any event giving rise to Liquidated Damages in respect of any of the Securities in accordance with Section 11 of the form thereof or the termination of any such

Liquidated Damages, the Company shall give the Trustee notice of such Liquidated Damages or termination thereof, of the interest rate borne by the Securities after giving effect to such Liquidated Damages or termination thereof and of the event giving rise to such Liquidated Damages or termination thereof (such notice to be contained in an Officers' Certificate), and prior to receipt of such Officers' Certificate the Trustee shall be entitled to assume that no such Liquidated Damages or termination thereof has occurred, as the case may be.

         SECTION 4.04. Stay, Extension and Usury Law. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

         SECTION 4.05. Corporate Existence. Except as provided in Article VII hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Subsidiary of the Company in accordance with the respective organizational documents of each Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary, if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Noteholders.

         SECTION 4.06. Maintenance of Properties. The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the holders.

         SECTION 4.07. Payment of Taxes and Other Claims. The Company will pay or discharge, or cause to be paid or discharged, before the same may become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, (ii) all claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon the property of the Company or any Subsidiary, and (iii) all stamps and other duties, if any, which may be imposed by the United States or any political subdivision thereof or therein in connection with the issuance, transfer, exchange or conversion of any Securities or with respect to this Indenture; provided, however, that, in the case of clauses (i) and (ii), the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (A) if the failure to do so will not, in the aggregate, have a material adverse impact on the Company, or (B) if the amount, applicability or validity is being contested in good faith by appropriate proceedings.

         SECTION 4.08. Designated Event. (a) Upon the occurrence of a Designated Event, each holder of Securities shall have the right, in accordance with this Section 4.08 and Section 3.08 hereof, to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Securities pursuant to the terms of Section 3.08 (the "Designated Event Offer") at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon to the Designated Event Payment Date (the "Designated Event Payment").

                 (b) Within 30 days following any Designated Event, the Company shall mail to each holder the notice provided by Section 3.08(e).

         SECTION 4.09. Delivery of Certain Information. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a holder of a Security that is a "restricted security" under Rule 144 or the holder of shares of Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such holder of Securities that are "restricted securities" under Rule 144 or such holder of shares of Common Stock issued upon conversion thereof, or to a prospective purchaser of any such security designated by any such holder, to the extent required to permit compliance by such holder with Rule 144A under the Securities Act (or any successor provision thereto) in connection with the resale of any such security; provided, however, that the Company shall not be required to furnish such information in connection with any request made on or after the date which is three years (or such shorter period under Rule 144(k) under the Securities Act or any successor rule) from the later of (i) the date such a security (or any such predecessor security) was last acquired from the Company or (ii) the date such a security (or any such predecessor security) was last acquired from an "affiliate" of the Company within the meaning of Rule 144 under the Securities Act (or any successor provision thereto). "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

         SECTION 4.10. Resale of Certain Securities. During the period beginning on the last date of original issuance of the Securities and ending on the date that is three years from such date (or such shorter period under Rule 144(k) under the Securities Act or any successor rule), the Company will not, and will use reasonable efforts not to permit any of its subsidiaries or other "affiliates" (as defined under Rule 144 under the Securities Act or any successor provision thereto) controlled by the Company to, resell (i) any Securities which constitute "restricted securities" under Rule 144 or (ii) any securities into which the Securities have been converted under this Indenture which constitute "restricted securities" under Rule 144, that in either case have been reacquired by any of them. The

Trustee shall have no responsibility in respect of the Company s performance of its agreement in the preceding sentence.

         SECTION 4.11. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.


                                   ARTICLE V

                                   Conversion


         SECTION 5.01. Conversion Privilege. A holder of a Security may convert the principal amount thereof (or any portion thereof that is an integral multiple of $1,000) into fully paid and nonassessable shares of Common Stock of the Company at any time after 90 days following the Issuance Date and prior to the close of business (New York time) on the maturity date of the Security at the Conversion Price then in effect, except that, with respect to any Security called for redemption, such conversion right shall terminate at the close of business (New York time) on the Business Day immediately preceding the redemption date (unless the Company shall default in making the redemption payment when it becomes due, in which case the conversion price shall terminate on the date such default is cured). A Security in respect of which a holder has delivered an "Option of Noteholder to Elect Purchase" form set forth on Exhibit A hereto exercising the option of such holder to require the Company to purchase such Security may be converted only if the notice of exercise is withdrawn as provided in accordance with Section 3.08 hereof. The number of shares of Common Stock issuable upon conversion of a Security is determined by dividing the principal amount of the Security converted by the conversion price in effect on the Conversion Date (the "Conversion Price").

         The initial Conversion Price is stated in paragraph 10 of the Securities and is subject to adjustment as provided in this Article V.

         Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of it. A holder of Securities is not entitled to any rights of a holder of Common Stock until such holder of Securities has converted such Securities into Common Stock, and only to the extent that such Securities are deemed to have been converted into Common Stock under this Article 5.

         SECTION 5.02. Conversion Procedure. To convert a Security, a holder must satisfy the requirements in paragraph 10 of the Securities. The date on which the holder satisfies all of those requirements is the conversion date (the "Conversion Date"). As soon as practicable after the Conversion Date, the Company shall deliver to the holder through the Conversion Agent a certificate for the number of whole shares of Common Stock issuable upon the conversion and a check for any fractional share determined pursuant to Section
5.03. If the Security submitted for conversion bears or is subject to the provisions of the Restricted Security Legend, the Common Stock issuable upon conversion thereof shall bear the legend set forth on Exhibit D hereto, unless and to the extent the restrictions contained in such legend no longer apply to such Common Stock.
The person in whose name the certificate is registered shall become the shareholder of record on the Conversion Date and, as of such date, such person's rights as a Noteholder with respect to the converted Security shall cease; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person entitled to receive the shares of Common Stock upon such conversion as the shareholder of record of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person entitled to receive such shares of Common Stock as the shareholder of record thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further, however, that such conversion shall be at the Conversion Price in effect on the date that such Security shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed.

         No payment or adjustment will be made for accrued and unpaid interest on a converted Security or for dividends or distributions on shares of Common Stock issued upon conversion of a Security, but if any holder surrenders a Security for conversion after the close of business on the record date for the payment of an installment of interest and prior to the opening of business on the next interest payment date, then, notwithstanding such conversion, the interest payable on such interest payment date shall be paid to the holder of such Security on such record date. In such event, unless such Security has been called for redemption on or prior to such interest payment date, such Security, when surrendered for conversion, must be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such interest payment date on the portion so converted.

         If a holder converts more than one Security at the same time, the number of whole shares of Common Stock issuable upon the conversion shall be based on the total principal amount of Securities converted.

         Upon surrender of a Security that is converted in part, the Trustee shall authenticate for the holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

         SECTION 5.03. Fractional Shares. The Company will not issue fractional shares of Common Stock upon conversion of a Security. In lieu thereof, the Company will pay an amount in cash based upon the Daily Market Price of the Common Stock on the Trading Day prior to the date of conversion.

         SECTION 5.04. Taxes on Conversion. The issuance of certificates for shares of Common Stock upon the conversion of any Security shall be made without charge to the converting Noteholder for such certificates or for any tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the holder or holders of the converted Security; provided, however, that in the event that certificates for shares of Common Stock are to be issued in a name other than the name of the holder of the Security converted, such Security, when surrendered for conversion, shall be accompanied by an instrument of transfer, in form satisfactory to the Company, duly executed by the registered holder thereof or his duly authorized attorney; and provided further, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the holder of the converted Security, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not applicable.

         SECTION 5.05. Company to Provide Stock. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of issuance upon conversion of Securities as herein provided, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities for shares of Common Stock.

         All shares of Common Stock which may be issued upon conversion of the Securities shall be duly authorized, validly issued, fully paid and nonassessable when so issued.

         SECTION 5.06. Adjustment of Conversion Price. The Conversion Price shall be subject to adjustment from time to time as follows:

                 (a) In case the Company shall (1) pay a dividend in shares of Common Stock to holders of Common Stock, (2) make a distribution in shares of Common Stock to holders of Common Stock, (3) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock or (4) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any Security thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which he would have owned immediately following such action had such Securities been converted immediately prior thereto. Any adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

                 (b) In case the Company shall issue rights or warrants to substantially all holders of Common Stock entitling them (for a period commencing no earlier than the record date for the determination of holders of Common Stock entitled to receive such rights or warrants and expiring not more than 45 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share less than the Current Market Price (as determined pursuant to subsection (f) below) of the Common Stock on such record date, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares of Common Stock which the aggregate offering price of the offered shares of Common Stock (or the aggregate conversion price of the convertible securities so offered) would purchase at such

Current Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustments shall become effective immediately after such record date.

                 (c) In case the Company shall distribute to all holders of Common Stock shares of any class of Capital Stock of the Company other than Common Stock, evidences of indebtedness or other assets (other than cash dividends out of current or retained earnings), or shall distribute to substantially all holders of Common Stock rights or warrants to subscribe for securities (other than those Securities referred to in subsection (b) above), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Current Market Price (determined as provided in subsection (f) below) of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and described in a Board Resolution) of the portion of the assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock, and of which the denominator shall be such Current Market Price of the Common Stock. Such adjustment shall become effective immediately after the record date for the determination of the holders of Common Stock entitled to receive such distribution. Notwithstanding the foregoing, in case the Company shall issue rights or warrants to subscribe for additional shares of the Company's capital stock (other than those referred to in subsection (b) above) ("Rights") to substantially all holders of Common Stock, the Company may, in lieu of making any adjustment pursuant to this Section 5.06, make proper provision so that each holder of a Security who converts such Security (or any portion thereof) after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion (the "Conversion Shares"), a number of Rights to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights; and (ii) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares of Common Stock into which the principal amount of the Security so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights. In the event the Company implements a shareholder rights plan, such rights plan must provide that upon conversion of the Securities the holders will receive, in addition to the Common Stock issuable upon such conversion, such rights (whether or not such rights have separated from the Common Stock at the time of such conversion).

                 (d) In case the Company shall, by dividend or otherwise, at any time distribute to all holders of its Common Stock cash (including any distributions of cash out of current or retained earnings of the Company but excluding any cash that is distributed as part of a distribution requiring a Conversion Price adjustment pursuant to paragraph (c) of this Section) in an aggregate amount that, together with the sum of (x) the aggregate amount of any other distributions to all holders of its Common Stock made in cash plus (y) all Excess Payments, in each case made within the 12 months preceding the date fixed for determining the shareholders entitled to such distribution (the "Distribution Record Date") and in respect of which no Conversion Price adjustment pursuant to paragraphs
(c) or (e) of this Section or this paragraph (d) has been made, exceeds 15% of the product of the Current Market Price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the Distribution Record Date multiplied by the number of shares of Common Stock outstanding on the Distribution Record Date (excluding shares held in the treasury of the Company), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this paragraph (d) by a fraction of which the numerator shall be the Current Market Price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the Distribution Record Date less the amount of such cash and other consideration (including any Excess Payments) so distributed applicable to one share of Common Stock (equal to the aggregate amount of such cash and other consideration (including any Excess Payments) divided by the number of shares of Common Stock outstanding on the Distribution Record Date) and the denominator shall be such Current Market Price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the Distribution Record Date, such reduction to become effective immediately prior to the opening of business on the day following the Distribution Record Date.

                 (e) In case a tender offer or other negotiated transaction made by the Company or any Subsidiary of the Company for all or any portion of the Common Stock shall be consummated, if an Excess Payment is made in respect of such tender offer or other negotiated transaction and the amount of such Excess Payment, together with the sum of (x) the aggregate amount of all Excess Payments plus (y) the aggregate amount of all distributions to all holders of the Common Stock made in cash (including any distributions of cash out of current or retained earnings of the Company), in each case made within the 12 months preceding the date of payment of such current negotiated transaction consideration or expiration of such current tender offer, as the case may be (the "Purchase Date"), and as to which no adjustment pursuant to paragraph (c) or paragraph (d) of this Section or this paragraph (e) has been made, exceeds 15% of the product of the Current Market Price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the Purchase Date multiplied by the number of shares of Common Stock outstanding (including any tendered shares but excluding any shares held in the treasury of the Company or any Subsidiary of the Company) on the Purchase Date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this paragraph (e) by a fraction of which the numerator shall be the Current Market Price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the Purchase Date less the amount of such Excess Payments and such cash distributions, if any, applicable to one share of Common Stock (equal to the aggregate amount of such Excess Payments and such cash distributions divided by the number of shares of Common Stock outstanding on the Purchase Date) and the denominator shall be such Current Market Price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the

Purchase Date, such reduction to become effective immediately prior to the opening of business on the day following the Purchase Date.

                 (f) The "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the Daily Market Prices for the shorter of (i) 30 consecutive Business Days ending on the last full Trading Day on the exchange or market referred to in determining such Daily Market Prices prior to the time of determination or (ii) the period commencing on the date next succeeding the first public announcement of the issuance of such rights or such warrants or such other distribution or such negotiated transaction through such last full Trading Day on the exchange or market referred to in determining such Daily Market Prices prior to the time of determination.

                 (g) In any case in which this Section 5.06 shall require that an adjustment be made immediately following a record date for an event, the Company may elect to defer, until such event, issuing to the holder of any Security converted after such record date the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion over and above the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence of the right to receive such shares.

         SECTION 5.07. No Adjustment. No adjustment in the Conversion Price shall be required until cumulative adjustments amount to 1% or more of the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section 5.07 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article V shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest. No adjustment need be made for a change in the par value or no par value of the Common Stock.

         SECTION 5.08. Other Adjustments. (a) In the event that, as a result of an adjustment made pursuant to Section 5.06 above, the holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock of the Company other than shares of its Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any Securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article V.

                 (b) In the event that shares of Common Stock are not delivered after the expiration of any of the rights or warrants referred to in
Section 5.06(b) and Section 5.06(c) hereof, the Conversion Price shall be readjusted to the Conversion Price which would otherwise be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.

         SECTION 5.09. Adjustments for Tax Purposes. The Company may, at its option, make such reductions in the Conversion Price, in addition to those required by Section 5.06 above, as it determines to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by the Company to its shareholders will not be taxable to the recipients thereof

         SECTION 5.010. Adjustments by the Company. The Company from time to time may, to the extent permitted by law, reduce the Conversion Price by any amount for any period of at least 20 days, in which case the Company shall give at least 15 days' notice of such reduction in accordance with Section 5.11, if the Board of Directors has made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive.

         SECTION 5.011. Notice of Adjustment. Whenever the Conversion Price is adjusted, the Company shall promptly mail to Noteholders at the addresses appearing on the Registrar's books a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment.

         SECTION 5.012.   Notice of Certain Transactions.  In the event that:

                 (1) the Company takes any action which would require an adjustment in the Conversion Price;

                 (2) the Company takes any action that would require a supplemental indenture pursuant to Section 5.13; or

                 (3)      there is a dissolution or liquidation of the Company;

a holder of a Security may wish to convert such Security into shares of Common Stock prior to the record date for or the effective date of the transaction so that he may receive the rights, warrants, securities or assets which a holder of shares of Common Stock on that date may receive. Therefore, the Company shall mail to Noteholders at the addresses appearing on the Registrar's books and the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least 15 days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 5.12.

         SECTION 5.013. Effect of Reclassifications, Consolidations, Mergers or Sales on Conversion Privilege. If any of the following shall occur, namely:
(i) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, outstanding shares of Common Stock or (iii) any sale or conveyance of all or substantially all of the property or business of the Company as an entirety, then the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture in form satisfactory to the Trustee providing that the holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Security immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this
Article V. The foregoing, however, shall not in any way affect the right a holder of a Security may otherwise have, pursuant to clause (ii) of the last sentence of subsection (c) of Section 5.06, to receive Rights upon conversion of a Security. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provision of this Section 5.13 shall similarly apply to successive consolidations, mergers, sales or conveyances.

         In the event the Company shall execute a supplemental indenture pursuant to this Section 5.13, the Company shall promptly file with the Trustee an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by holders of the Securities upon the conversion of their Securities after any such reclassification, change, consolidation, merger, sale or conveyance and any adjustment to be made with respect thereto.

         SECTION 5.014. Trustee's Disclaimer. The Trustee has no duty to determine when an adjustment under this Article V should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 5.11. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article V.

         The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 5.13, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 5.13.

                                   ARTICLE VI

                                 Subordination

         SECTION 6.01. Agreement to Subordinate. The Company, for itself and its successors, and each Noteholder, by his acceptance of Securities, agree that the payment of the principal of, premium, if any, or interest or Liquidated Damages on or any other amounts due on the Securities is subordinated in right of payment, to the extent and in the manner stated in this Article VI, to the prior payment in full of all existing and future Senior Debt.

         SECTION 6.02. No Payment on Securities if Senior Debt in Default. Anything in this Indenture to the contrary notwithstanding, no payment on account of principal of, premium, if any, or interest or Liquidated Damages, if any, or any other amounts due on the Securities (including, without limitation, any Designated Event Payments), and no redemption, purchase, or other acquisition of the Securities (including, without limitation, pursuant to a Designated Event Offer), shall be made by or on behalf of the Company (i) unless full payment of amounts then due for principal and interest and of all other amounts then due on all Senior Debt has been made or duly provided for pursuant to the terms of the instrument governing such Senior Debt, (ii) if, at the time of such payment, redemption, purchase or other acquisition, or immediately after giving effect thereto, there shall exist under any Senior Debt, or any agreement pursuant to which any Senior Debt is issued, any default, which default shall not have been cured or waived and which default shall have resulted in the full amount of such Senior Debt being declared due and payable or (iii) if, at the time of such payment, redemption, purchase or other acquisition, the Trustee shall have received written notice from the holders of Designated Senior Debt or a Representative of such holders (a "Payment Blockage Notice") that there exists under such Designated Senior Debt, or any agreement pursuant to which such Designated Senior Debt is issued, any default, which default shall not have been cured or waived, permitting the holders thereof to declare any amounts of such Designated Senior Debt due and payable, but only for the period (the "Payment Blockage Period") commencing on the date of receipt of the Payment Blockage Notice and ending (unless earlier terminated by notice given to the Trustee by the Representative of the holders of such Designated Senior Debt) on the earlier of (a) the date on which such event of default shall have been cured or waived or (b) 180 days from the receipt of the Payment Blockage Notice. Notwithstanding the provisions described in the immediately preceding sentence (other than in clauses (i) and (ii)), unless the holders of such Designated Senior Debt or the Representative of such holders shall have accelerated the maturity of such Designated Senior Debt, the Company may resume payments on the Securities after the end of such Payment Blockage Period. Not more than one Payment Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Senior Debt during such period.

         In the event that, notwithstanding the provisions of this Section 6.02, payments are made by or on behalf of the Company in contravention of the provisions of this Section 6.02, such payments shall be held by the Trustee, any Paying Agent or the holders, as applicable, in trust for the benefit of, and shall be paid over to and delivered to the holders of Senior Debt or the Representative under the indenture or other agreement (if any) pursuant to which any instruments evidencing any Senior Debt may have been issued for application to the payment of all Senior Debt ratably according to the aggregate amounts remaining unpaid to the extent necessary to pay all Senior Debt in full in accordance with the terms of such Senior Debt, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

         The Company shall give prompt written notice to the Trustee and any Paying Agent of any default or event of default under any Senior Debt or under any agreement pursuant to which any Senior Debt may have been issued. The Trustee and the Paying Agent may assume that all payments have been made with respect to all Senior Debt unless the Trustee or the Paying Agent, as the case may be, has received written notice that payment has not been made and three
(3) Business Days have expired.

         SECTION 6.03. Distribution on Acceleration of Securities; Dissolution and Reorganization: Subrogation of Securities.

                 (a) If the Securities are declared due and payable because of the occurrence of an Event of Default, the Company shall give prompt written notice to the holders of all Senior Debt or to the trustee(s) for such Senior Debt of such acceleration. The Company may not pay the principal of or interest or Liquidated Damages on or any other amounts due on the Securities until five Business Days after such holders or trustee(s) of Senior Debt receive such notice and, thereafter, the Company may pay the principal of or interest or Liquidated Damages on or any other amounts due on the Securities only if the provisions of this Article VI permit such payment.

                 (b) Upon (i) any acceleration of the principal amount due on the Securities because of an Event of Default or (ii) any direct or indirect distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other dissolution, winding up, liquidation or reorganization of the Company):

                 (1) the holders of all Senior Debt shall first be entitled to receive payment in full of the principal thereof, the interest thereon and any other amounts due thereon before the holders are entitled to receive payment on account of the principal of or interest and Liquidated Damages on or any other amounts due on the Securities;

                 (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article with respect to the Securities, to the payment in full without diminution or modification by such plan of all Senior Debt), to which the holders or the Trustee would be entitled except for the provisions of this Article, shall be paid by the liquidating trustee or agent or other person making such a payment or distribution, directly to the holders of Senior Debt (or Representative acting on their behalf), ratably according to the aggregate amounts remaining unpaid on account of the principal of or interest on and other amounts due on the Senior Debt held or represented by each, to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt; and

                 (3) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article with respect to the Securities, to the payment in full without diminution or modification by such plan of Senior Debt), shall be received by the Trustee or the holders before all Senior Debt is paid in full, such payment or distribution shall be held in trust for the benefit of, and be paid over to upon request by a holder of the Senior Debt, the holders of the Senior Debt remaining unpaid (or their Representative acting on their behalf), ratably as aforesaid, for application to the payment of such Senior Debt until all such Senior Debt shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

         Subject to the payment in full of all Senior Debt, the holders shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the principal of and interest and Liquidated Damages on the Securities shall be paid in full and, for purposes of such subrogation, no such payments or distributions to the holders of Senior Debt of cash, property or securities which otherwise would have been payable or distributable to holders shall, as among the Company, its creditors other than the holders of Senior Debt, and the holders, be deemed to be a payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the holders, on the one hand, and the holders of Senior Debt, on the other hand.

         Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (i) impair, as between the Company and its creditors other than the holders of Senior Debt, the obligation of the Company, which is absolute and unconditional, to pay to the holders the principal of, and interest and Liquidated Damages on, the Securities as and when the same shall become due and payable in accordance with the terms of the Securities, (ii) affect the relative rights of the holders and creditors of the Company other than holders of Senior Debt or, as between the Company and the Trustee, the obligations of the Company to the Trustee, or (iii) prevent the Trustee or the holders from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Debt in respect of cash, property and securities of the Company received upon the exercise of any such remedy.

         Upon distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 9.01 hereof, and the holders shall be entitled to rely upon a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article. The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Debt. Nothing contained in this Article or elsewhere in this Indenture, or in any of the Securities, shall prevent the good faith application by the Trustee of any moneys which were deposited with it hereunder, prior to its receipt of written notice of facts which would prohibit such application, for the purpose of the payment of or on account of the principal of, or interest and Liquidated Damages on, the Securities unless, prior to the date on which such application is made by the Trustee, the Trustee shall be charged with actual notice under
Section 6.03(d) hereof of the facts which would prohibit the making of such application.

                 (c) The provisions of this Article shall not be applicable to any cash, properties or securities received by the Trustee or by any holder when received as a holder of Senior Debt and nothing in Section 9.11 hereof or elsewhere in this Indenture shall deprive the Trustee or such holder of any of its rights as such holder of Senior Debt.

                 (d) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment of money to or by the Trustee in respect of the Securities pursuant to the provisions of this Article. The Trustee, subject to the provisions of
Section 9.01 hereof, shall be entitled to assume that no such fact exists unless the Company or any holder of Senior Debt or any Representative therefor has given written notice thereof to the Trustee. Notwithstanding the provisions of this Article or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any fact which would prohibit the making of any payment of moneys to or by the Trustee in respect of the Securities pursuant to the provisions in this Article, unless, and until three Business Days after, the Trustee shall have received written notice thereof from the Company or any holder or holders of Senior Debt or from any Representative therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 9.01 hereof, shall be entitled in all respects conclusively to assume that no such facts exist; provided that if on a date not less than three Business Days immediately preceding the date upon which, by the terms hereof, any such moneys may become payable for any purpose (including, without limitation, the principal of or interest and Liquidated Damages on any Security), the Trustee shall not have received with respect to such moneys the notice provided for in this Section 6.03(d), then anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.

         The Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Debt (or a Representative on behalf of such holder) to establish that such notice has been given by a holder of Senior Debt (or a Representative on behalf of any such holder or holders). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior

Debt held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article, and, if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment; nor shall the Trustee be charged with knowledge or the curing or waiving of any default of the character specified in Section 6.02 hereof or that any event or any condition preventing any payment in respect of the Securities shall have ceased to exist, unless and until the Trustee shall have received written notice to such effect.

                 (e) The provisions of this Section 6.03 applicable to the Trustee shall (unless the context requires otherwise) also apply to any Paying Agent for the Company.

         SECTION 6.04. Reliance by Holders of Senior Debt on Subordination Provisions. Each holder of any Security by his acceptance thereof acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration for each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Debt, and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt. Notice of any default in the payment of any Senior Debt, except as expressly stated in this Article, and notice of acceptance of the provisions hereof are hereby expressly waived. Except as otherwise expressly provided herein, no waiver, forbearance or release by any holder of Senior Debt under such Senior Debt or under this Article shall constitute a release of any of the obligations or liabilities of the Trustee or holders of the Securities provided in this Article.

         SECTION 6.05. No Waiver of Subordination Provisions. Except as otherwise expressly provided herein, no right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of, or notice to, the Trustee or the holders of the Securities, without incurring responsibility to the holders of the Securities and without impairing or releasing the subordination provided in this Article VI or the obligations hereunder of the holders of the Securities to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise dispose of any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any person liable in any manner for the collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company or any other person.

         SECTION 6.06. Trustee's Relation to Senior Debt. The Trustee in its individual capacity shall be entitled to all the rights set forth in this
Article in respect of any Senior Debt at any time held by it, to the same extent as any holder of Senior Debt, and nothing in Section 9.11 hereof or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

         With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations, as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not owe any fiduciary duty to the holders of Senior Debt but shall have only such obligations to such holders as are expressly set forth in this Article.

         Each holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding up or liquidation or reorganization under any applicable bankruptcy law of the Company (whether in bankruptcy, insolvency or receivership proceedings or otherwise), the timely filing of a claim for the unpaid balance of such holder's Securities in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file a claim or proof of debt in the form required in such proceedings prior to 30 days before the expiration of the time to file such claims or proofs, then any holder or holders of Senior Debt or their Representative or Representatives shall have the right to demand, sue for, collect, receive and receipt for the payments and distributions in respect of the Securities which are required to be paid or delivered to the holders of Senior Debt as provided in this Article and to file and prove all claims therefor and to take all such other action in the name of the holders or otherwise, as such holders of Senior Debt or Representative thereof may determine to be necessary or appropriate for the enforcement of the provisions of this Article.

         SECTION 6.07. Other Provisions Subject Hereto. Except as expressly stated in this Article, notwithstanding anything contained in this Indenture to the contrary, all the provisions of this Indenture and the Securities are subject to the provisions of this Article. However, nothing in this Article shall apply to or adversely affect the claims of, or payment to, the Trustee pursuant to Section 9.07. Notwithstanding the foregoing, the failure to make a payment on account of principal of or interest or Liquidated Damages on the Securities by reason of any provision of this Article VI shall not be construed as preventing the occurrence of an Event of Default under Section 8.01.

         SECTION 6.08. Certain Conversions and Repurchases Deemed Payment. For the purposes of this Article only, (i) the issuance and delivery of junior securities upon conversion of Securities in accordance with Article V shall not be deemed to constitute a payment or distribution on account of the principal of or premium or interest (including Liquidated Damages, if any) on Securities or on account of the purchase or other acquisition of Securities, and (ii) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 5.03), property or securities (other than junior securities) upon conversion of a Security shall be deemed to constitute payment on account of the principal of such Security. For the purposes of this Section, the term "junior securities" means (a) shares of any stock of any class of the Company and securities into which the Securities are convertible pursuant to Article V and (b) securities of the Company which are subordinated in right of payment to all Senior Debt which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Debt and the holders of the Securities, the right, which is absolute and unconditional, of the holder of any Security to convert such Security in accordance with Article V.


                                   ARTICLE 7.

                                   Successors

         SECTION 7.01. Merger, Consolidation or Sale of Assets. The Company may not consolidate or merge with or into any person (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets unless:

                 (a) the Company is the surviving corporation or the person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

                 (b) the person formed by or surviving any such consolidation or merger (if other than the Company) or the person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the Obligations of the Company, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Securities and the Indenture;

                 (c) any such sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Company's properties or assets shall be as an entirety or substantially as an entirety to one person and such person assumes all the Obligations of the Company, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Securities and the Indenture;

                 (d) immediately after such transaction no Default or Event of Default exists; and

                 (e) the Company or such person shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture comply with the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

         SECTION 7.02. Successor Corporation Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 7.01 hereof, the successor person formed by such consolidation or into or with which the Company is merged or the person to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor person has been named as the Company herein; provided, however, that the predecessor Company in the case of a sale, assignment, transfer, lease, conveyance or other disposition shall not be released from the obligation to pay the principal of and interest and Liquidated Damages on the Securities.


                                  ARTICLE VIII

                             Defaults and Remedies

         SECTION 8.01.    Events of Default.  An "Event of Default" occurs if:

                 (a) the Company defaults in the payment of interest or Liquidated Damages on any Security when the same becomes due and payable, and the Default continues for a period of 30 days after the date due and payable;

                 (b) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at maturity, upon redemption or otherwise;

                 (c) the Company defaults in the payment of the Designated Event Payment when the same becomes due and payable, whether or not such payment may be prohibited by Article VI;

                 (d) the Company fails to provide timely notice of any Designated Event in accordance with Section 4.08;

                 (e) the Company fails to observe or perform any other covenant or agreement contained in this Indenture or the Securities required by it to be performed and the Default continues for a period of 60 days after the receipt of written notice from the Trustee to the Company or from the holders of 25% in aggregate principal amount of the then outstanding Securities to the Company and the Trustee stating that such notice is a "Notice of Default";

                 (f) there is a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Subsidiary of the Company (or the payment of which is guaranteed by the Company or any Subsidiary of the Company), whether such Indebtedness or guarantee now exists or is created after the Issuance Date, which default (i) is caused by a failure to pay when due principal of or interest on such Indebtedness within the grace period provided for in such Indebtedness (which failure continues beyond any applicable grace period) (a "Payment Default") or

(ii) results in the acceleration of such Indebtedness prior to its express maturity (without such acceleration being rescinded or annulled) and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there is a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more;

                 (g) a final non-appealable judgment or final non-appealable judgments (other than any judgment as to which a reputable insurance company has accepted full liability) for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any Subsidiary of the Company and remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such judgments exceeds $10 million;

                 (h) the Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor, (iii) consents to the appointment of a Bankruptcy Custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors, or (v) makes the admission in writing that it generally is unable to pay its debts as the same become due; or

                 (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any Material Subsidiary of the Company in an involuntary case, (ii) appoints a Bankruptcy Custodian of the Company or any Material Subsidiary of the Company or for all or substantially all of its property, and the order or decree remains unstayed and in effect for 60 days or (iii) orders the liquidation of the Company or any Material Subsidiary of the Company, and the order or decree remains unstayed and in effect for 60 days.

         The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Bankruptcy Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         SECTION 8.02. Acceleration. If an Event of Default (other than an Event of Default specified in clauses (h) and (i) of Section 8.01 hereof) occurs and is continuing, the Trustee by notice to the Company, or the Noteholders of at least 25% in principal amount of the then- outstanding Securities by notice to the Company and the Trustee, may declare all the Securities to be due and payable. Upon such declaration, the principal of, premium, if any, and accrued and unpaid interest and Liquidated Damages on the Securities shall be due and payable immediately. If an Event of Default specified in clause (h) or (i) of Section 8.01 hereof occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholder. The Noteholders of a majority in aggregate principal amount of the then-outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree, if all amounts payable to the Trustee pursuant to Section 9.07 hereof have been paid and if all existing Events of Default have been cured or waived except nonpayment of principal or interest and Liquidated Damages that has become due solely because of the acceleration.

         SECTION 8.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest and Liquidated Damages on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

         SECTION 8.04. Waiver of Past Defaults. The Noteholders of a majority in aggregate principal amount of the then-outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of the Designated Event Payment or the principal of, or interest or Liquidated Damages on, any Security. When a Default or Event of Default is waived, it is cured and ceases; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

         SECTION 8.05. Control by Majority. The Noteholders of a majority in principal amount of the then-outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Noteholders, or would involve the Trustee in personal liability.

         SECTION 8.06. Limitation on Suits. A Noteholder may pursue a remedy with respect to this Indenture or the Securities only if:

                 (a) the Noteholder gives to the Trustee notice of a continuing Event of Default;

                 (b) the Noteholders of at least 25% in principal amount of the then-outstanding Securities make a request to the Trustee to pursue the remedy;

                 (c) such Noteholder or Noteholders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                 (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                 (e) during such 60-day period the Noteholders of a majority in principal amount of the then-outstanding Securities do not give the Trustee a direction inconsistent with the request.

         A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

         SECTION 8.07. Rights of Noteholders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Noteholder of a Security to receive payment of principal and interest and Liquidated Damages on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Noteholder made pursuant to this Section.

         SECTION 8.08. Collection Suit by Trustee. If an Event of Default specified in Section 8.01 (a), (b) or (c) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest and Liquidated Damages remaining unpaid on the Securities and interest on overdue principal and interest and Liquidated Damages and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         SECTION 8.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Noteholders allowed in any judicial proceedings relative to the Company, its creditors or its property. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

         SECTION 8.10. Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

         First:  to the Trustee for amounts due under Section 9.07 hereof;

         Second:  to the holders of Senior Debt to the extent required by
Article VI;

         Third: to the Noteholders, for amounts due and unpaid on the Securities for principal and interest and Liquidated Damages, ratably, according to the amounts due and payable on the Securities for principal and interest and Liquidated Damages, respectively; and

         Fourth:  to the Company.

         Except as otherwise provided in Section 2.12 hereof, the Trustee may fix a record date and payment date for any payment to Noteholders made pursuant to this Section.

         SECTION 8.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a holder pursuant to Section 8.07 hereof, or a suit by Noteholders of more than 10% in principal amount of the then-outstanding Securities.


                                  ARTICLE IX.

                                    Trustee

         SECTION 9.01.    Duties of Trustee.

                 (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                 (b)      Except during the continuance of an Event of Default:
(i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and, if required by the terms hereof, conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                 (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that: (i) this paragraph does not limit the effect of paragraph (b) of this Section 9.01; (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts and
(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.05 hereof.

                 (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this
Section 9.01. No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                 (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

                 (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         SECTION 9.02.    Rights of Trustee.

                 (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                 (b) Before the Trustee acts or refrains from acting, it (unless other evidence be herein specifically prescribed) may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

                 (c) The Trustee may act through agents and nominees and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                 (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

                 (e) The Trustee shall not be charged with knowledge of any Event of Default under subsection (d), (e), (f), (g), (h) or (i) of Section
8.01 unless either (1) a Trust Officer assigned to its Corporate Trust Department shall have actual knowledge thereof, or (2) the Trustee shall have received notice thereof in accordance with Section 12.02 hereof from the Company or any holder.

         SECTION 9.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 9.10 and 9.11 hereof.

         SECTION 9.04. Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Indenture or any statement in the Securities other than its authentication.

         SECTION 9.05. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Noteholders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Noteholders.

         SECTION 9.06. Reports by Trustee to Noteholders. Within 60 days after the reporting date stated in Section 12.10, the Trustee shall mail to Noteholders a brief report dated as of such reporting date that complies with TIA Section 313(a) if and to the extent required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

         A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company shall notify the Trustee when the Securities are listed on any stock exchange or automated quotation system.

         SECTION 9.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such disbursements and expenses may include the reasonable disbursements, compensation and expenses of the Trustee's agents and counsel.

         The Company shall indemnify the Trustee and its officers, directors, employees and agents against any loss or liability incurred by it except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees, disbursements and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence, bad faith or wilful misconduct.

         To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except money or property held in trust to pay principal and interest and Liquidated Damages on particular Securities.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 8.01(h) or (i) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

         The provisions of this Section 9.07 shall survive the termination of this Indenture, as provided by Section 10.01 hereof.

         SECTION 9.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign by so notifying the Company. The Noteholders of a majority in principal amount of the then-outstanding Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

                 (a) the Trustee fails to comply with Section 9.10 hereof, unless the Trustee's duty to resign is stayed as provided in TIA Section 310(b);

                 (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                 (c) a Bankruptcy Custodian or public officer takes charge of the Trustee or its property, or

                 (d)      the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Noteholders of a majority in principal amount of the then- outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Noteholders of at least 10% in principal amount of the then-outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 9.10 hereof, unless the Trustee's duty to resign is stayed as provided in TIA Section 310(b), any Noteholder who has been a bona fide holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, the Company shall promptly pay all amounts due and payable to the retiring Trustee, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 9.07 hereof. Notwithstanding the resignation or replacement of the Trustee pursuant to this Section 9.08, the Company's obligations under Section 9.07 hereof shall continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it prior to such resignation or replacement.

         SECTION 9.09. Successor Trustee by Merger, Etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

         SECTION 9.10. Eligibility; Disqualification. This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1) and (5). The Trustee (or if the Trustee is a member of a bank holding system, its bank holding company) shall always have a combined capital and surplus as stated in Section 12.10 hereof. The Trustee is subject to TIA Section 310(b).

         SECTION 9.11. Preferential Collection of Claims Against Company. The Trustee is subject to TIA Section 311(a), excluding any credit or relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

         SECTION 9.12. Sections Applicable to Registrar, Paying Agent and Conversion Agent. The term "Trustee" as used in Sections 6.3, 9.1, 9.2, 9.3,
9.4 and 9.7 hereof shall (unless the context requires otherwise) be construed as extending to and including the Trustee acting in its capacity, if any, as Registrar, Paying Agent and Conversion Agent.


                                  ARTICLE 10.

                             Discharge of Indenture

         SECTION 10.01. Termination of Company's Obligation. This Indenture shall cease to be of further effect (except that the Company's obligations under Sections 9.07 and 10.02 hereof shall survive) when all outstanding Securities theretofore authenticated and issued have been delivered to the Trustee for cancellation and the Company has paid all sums payable hereunder.

         Thereupon, the Trustee upon request of the Company, shall acknowledge in writing the discharge of the Company's obligations under this Indenture, except for those surviving obligations specified above.

         SECTION 10.02. Repayment to Company. The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time.

         The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest or Liquidated Damages that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have first caused notice of such payment to the Company to be mailed to each Noteholder entitled thereto no less than 30 days prior to such payment. After payment to the Company, the Trustee and the Paying Agent shall have no further liability with respect to such money and Noteholders entitled to the money must look to the Company for payment as general creditors unless any applicable abandoned property law designates another person.

                                   ARTICLE XI

                      Amendments, Supplements and Waivers

         SECTION 11.01. Without Consent of Noteholders. The Company and the Trustee may amend or supplement this Indenture or the Securities without the consent of any Noteholder:

                 (a)      to cure any ambiguity, defect or inconsistency;

                 (b)      to comply with Sections 5.13 and 7.01 hereof;

                 (c) to provide for uncertificated Securities in addition to certificated Securities;

                 (d) to make any change that does not adversely affect the legal rights hereunder of any Noteholder;

                 (e) to qualify this Indenture under the TIA or to comply with the requirements of the SEC in order to maintain the qualification of the Indenture under the TIA; or

                 (f) to make any change that provides any additional rights or benefits to the holders of Securities.

         An amendment under this Section may not make any change that adversely affects the rights under Article VI of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or any group or Representative thereof authorized to give a consent) consent to such change.

         SECTION 11.02. With Consent of Noteholders. Subject to Section 8.07 hereof, the Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent (including consents obtained in connection with any tender or exchange offer for Securities) of the Noteholders of at least a majority in principal amount of the then-outstanding Securities. Subject to Sections 8.04 and 8.07 hereof, the Noteholders of a majority in principal amount of the Securities then outstanding may also by their written consent (including consents obtained in connection with any tender offer or exchange offer for Securities) waive any existing Default as provided in
Section 8.04 or waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities. However, without the consent of each Noteholder affected, an amendment, supplement or waiver under this Section may not (with respect to any Securities held by a nonconsenting Noteholder):

                 (a) reduce the amount of Securities whose Noteholders must consent to an amendment, supplement or waiver;

                 (b) reduce the rate of or change the time for payment of interest on any Security;

                 (c) reduce the principal of or change the fixed maturity of any Security or alter the redemption provisions with respect thereto;

                 (d) make any Security payable in money other than that stated in the Security;

                 (e) make any change in Section 8.04, 8.07 or 11.02 hereof (this sentence);

                 (f) waive a default in the payment of principal of, premium, if any, or interest or Liquidated Damages on, any Security (other than as provided in Section 8.04);

                 (g)      waive a redemption payment payable on any Security;

                 (h) make any change that impairs the right of Noteholders to convert Securities into Common Stock of the Company; or

                 (i) modify the conversion or subordination provisions set forth in Article V and Article VI, respectively, in a manner adverse to the holders of the Securities.

         To secure a consent of the Noteholders under this Section 11.02, it shall not be necessary for the Noteholders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         An amendment under this Section may not make any change that adversely affects the rights under Article VI of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or any group or Representative thereof authorized to give a consent) consent to such change.

         Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of Securities or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or agreed to be paid to all holders of the Securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

         After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to Noteholders a notice briefly describing the amendment or waiver.

         SECTION 11.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

         SECTION 11.04. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Noteholder of a Security is a continuing consent by the Noteholder and every subsequent Noteholder of a Security or portion of a Security that evidences the same debt as the consenting Noteholder's Security, even if notation of the consent is not made on any Security. However, any such Noteholder or subsequent Noteholder may revoke the consent as to such Noteholder's Security or portion of a Security if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate certifying that the Noteholders of the requisite principal amount of Securities have consented to the amendment, supplement or waiver.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those persons who were Noteholders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Noteholders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Noteholders of the principal amount of Securities required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

         After an amendment, supplement or waiver becomes effective it shall bind every Noteholder, unless it is of the type described in any of clauses (a) through (i) of Section 11.02 hereof. In such case, the amendment or waiver shall bind each Noteholder who has consented to it and every subsequent Noteholder that evidences the same debt as the consenting Noteholder's Security.

         SECTION 11.05. Notation on or Exchange of Securities. The Trustee may place an appropriate notation about an amendment or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment or waiver.

         SECTION 11.06. Trustee Protected. The Trustee shall sign all supplemental indentures, except that the Trustee may, but need not, sign any supplemental indenture that adversely affects its rights. As a condition to executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trust created by this Indenture, the Trustee shall be entitled to receive (in addition to those documents required by Section 12.04), and (subject to Section 315 of the TIA) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.


                                  ARTICLE XII

                                 Miscellaneous

         SECTION 12.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is deemed to be incorporated in this Indenture by the TIA, the incorporated provision shall control.

         SECTION 12.02. Notices. Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail or overnight delivery to the other's address stated in Section 12.10 hereof. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication to a Noteholder shall be mailed by first-class mail or overnight delivery to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.


         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Noteholders, it shall mail a copy to the Trustee and each Agent at the same time.

         All other notices or communications shall be in writing.

         In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by the Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

         SECTION 12.03. Communication by Noteholders with Other Noteholders. Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

         SECTION 12.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                 (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                 (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         SECTION 12.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 4.03) shall include:

                 (a) a statement that the person signing such certificate or rendering such opinion has read such covenant or condition;

                 (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (c) a statement that, in the opinion of such person, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

         SECTION 12.06. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by, or a meeting of, the Noteholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

         SECTION 12.07. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in the State of New York or the State of California are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest or Liquidated Damages shall accrue for the intervening period. If any other operative date for purposes of this Indenture shall occur on a Legal Holiday then for all purposes the next succeeding day that is not a Legal Holiday shall be such operative date.

         SECTION 12.08. No Recourse Against Others. A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

         SECTION 12.09. Counterparts. This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         SECTION 12.10. Variable Provisions. "Officer" means the Chairman of the Board, the President, any Vice-President (whether or not designated by a number or a word or words added before or after the title "Vice President"), the Chief Financial Officer, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

         The first certificate pursuant to Section 4.03 hereof shall be for the fiscal year ending on December 31, 1997.

         The reporting date for Section 9.06 hereof is March 15 of each year. The first reporting date is March 15, 1998.

         The Trustee (or if the Trustee is a member of a bank holding company system, its bank holding company) shall always have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

The Company's address for purposes of the Indenture is:

         Chief Financial Officer
         Intevac, Inc.
         3550 Bassett Street
         Santa Clara, California 95054
         Telephone Number:        (408) 986-9888
         Telefax Number:          (408) 988-8145

The Trustee's address is:

         State Street Bank and Trust Company of California, N.A.
         725 South Figueroa Street
         Suite 3100
         Los Angeles, California 90017
         Attention:  Corporate Trust Department
         Telephone Number:        (213) 362-7334
         Telefax Number:          (213) 362-7357

         The Company or the Trustee may change its address for purposes of this Indenture by written notice to the other.

         SECTION 12.11. GOVERNING LAW. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

         SECTION 12.12. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or an Affiliate. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         SECTION 12.13. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

         SECTION 12.14. Severability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 12.15. Table of Contents, Headings, Etc. The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.


                                    INTEVAC, INC.,
                                    AS COMPANY,


                                    By: /s/  Norman Pond
                                       ----------------------------------------
                                       Name: Norman Pond
                                       Title: CEO


                                    STATE STREET BANK AND TRUST COMPANY OF
                                    CALIFORNIA, N.A., AS TRUSTEE,


                                    By: /s/  Joni Frederick
                                       ----------------------------------------
                                       Name: Joni Frederick
                                       Title: Assistant Vice President

                                   EXHIBIT A

                     FORM OF CONVERTIBLE SUBORDINATED NOTE

                             [FORM OF FACE OF NOTE]

                           [Global Securities Legend]

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                         [Restricted Securities Legend]

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO THE THIRD ANNIVERSARY (OR SUCH SHORTER PERIOD AS MAY THEN BE APPLICABLE UNDER THE SECURITIES ACT) OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) IN AN OFFSHORE TRANSACTION IN

ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), AND, IF SUCH TRANSFER IS BEING EFFECTED PRIOR TO THE EXPIRATION OF THE "40 DAY RESTRICTED PERIOD" (WITHIN THE MEANING OF RULE 903(c)(3) OF REGULATION S UNDER THE SECURITIES ACT), A CERTIFICATE WHICH MAY BE OBTAINED FROM THE COMPANY OR TRUSTEE IS DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE, (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a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c)(3) OF REGULATION S UNDER THE SECURITIES ACT)), (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTIONS. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS SECURITY AGREES THAT IT WILL FURNISH TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2),(3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH
(o)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.

No. _______                                                           Cusip No.


                                 INTEVAC, INC.
                 6-1/2% CONVERTIBLE SUBORDINATED NOTE DUE 2004


         Intevac, Inc., a California corporation (the "Company") for value received promises to pay to______________________________________________ or
registered assigns, the principal sum [indicated on Schedule A hereof]* [of ________ Dollars]** on March 1, 2004 at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, State of New York, and to pay interest on said principal sum at the rate of 6 1/2% per annum, as more specifically described on the reverse hereof.

Interest Payment Dates:   March 1 and September 1, commencing
                          September 1, 1997.
Record Dates:             February 15 and August 15.


         Reference is hereby made to the further provisions of this Convertible Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.














__________________________________

     *   Applicable to Global Securities only.

     **  Applicable to certificated Securities only.

         IN WITNESS WHEREOF, Intevac, Inc. has caused this Convertible Note to be signed manually or by facsimile by its duly authorized Officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

Dated: _______________

                                    INTEVAC, INC.

                                    By:________________________________________


                                    By:________________________________________

[Seal]

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the 6 1/2% Convertible Subordinated Notes due 2004 described in the within-mentioned Indenture.

State Street Bank and Trust Company of California, N.A., as Trustee


By:________________________________________
         Authorized Officer

                                 INTEVAC, INC.

                 6-1/2% Convertible Subordinated Note Due 2004


         1. Interest. INTEVAC, INC., a California corporation (the "Company"), is the issuer of the 6-1/2% Convertible Subordinated Notes due
2004 (the "Convertible Notes"), of which this Convertible Note is a part. The Company promises to pay interest on the Convertible Notes in cash semiannually on each March 1 and September 1, commencing on September 1, 1997, to holders of record on the immediately preceding February 15 and August 15.

                 Interest on the Convertible Notes will accrue from the most recent date to which interest has been paid or duly provided for, or if no interest has been paid or duly provided for, from February 25, 1997 until payment of said principal sum has been made or duly provided for. Interest will be computed on the basis of a 360-day year of twelve 30-day months. To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest or Liquidated Damages (without regard to any applicable grace period) at the rate borne by the Convertible Notes, compounded annually.

         2. Method of Payment. The Company will pay interest and Liquidated Damages on the Convertible Notes (except defaulted interest) to the persons who are registered holders of the Convertible Notes at the close of business on the record date for the next interest payment date even though Convertible Notes are canceled after the record date and on or before the interest payment date. The Noteholder hereof must surrender Convertible Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest and Liquidated Damages in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest and Liquidated Damages by check payable in such money. It may mail a check for interest or Liquidated Damages to a holders' registered address; provided that a holder of Convertible Notes with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of the holder.

         3. Paying Agent and Registrar. The Trustee will act initially as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar, co-registrar or Conversion Agent without prior notice. The Company or any of its Affiliates may act in any such capacity.

         4. Indenture. The Company issued the Convertible Notes under an indenture, dated as of February 15, 1997 (the "Indenture"), between the Company and State Street Bank and Trust Company of California, N.A., as Trustee. The terms of the Convertible Notes include those stated in the Indenture and those incorporated into the Indenture from the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa- 77bbbb) as in effect on the date of the Indenture.
The Convertible Notes are subject to, and qualified by, all such terms, certain of which are summarized hereon, and Noteholders are referred to the Indenture and such Act for a statement of such terms. The Convertible Notes are general unsecured obligations of the Company limited to an aggregate principal amount at maturity of

$57,500,000. The Indenture does not limit the ability of the Company or any of its Subsidiaries to incur indebtedness or to grant security interests or liens in respect of their assets.

         5. Optional Redemption, The Convertible Notes are not redeemable at the Company's option prior to March 3, 2000. Thereafter, the Convertible Notes will be subject to redemption at the option of the Company, in whole or from time to time in part (in any integral multiple of $1,000), on any date on or prior to maturity at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning March 1 of the years indicated (March 3, 2000 to February 28, 2001, in the case of the first such period):

                                                                             Redemption
                      Year                                                     Price
                      ----                                                     -----
                      2000  . . . . . . . . . . . . . . . . . . . . .         103.714%
                      2001  . . . . . . . . . . . . . . . . . . . . .         102.786%
                      2002  . . . . . . . . . . . . . . . . . . . . .         101.857%
                      2003  . . . . . . . . . . . . . . . . . . . . .         100.929%

and at 100% at March 1, 2004, in each case together with accrued interest and Liquidated Damages to the redemption date (subject to the right of holders of record on the relevant record date to receive interest and Liquidated Damages, if any, due on an interest payment date). On or after the redemption date, interest and Liquidated Damages will cease to accrue on the Convertible Notes, or portion thereof, called for redemption.

         6. Notice of Redemption. Notice of redemption will be mailed at least 15 days but not more than 60 days before the redemption date to each holder of the Convertible Notes to be redeemed at his address of record. The Convertible Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. In the event of a redemption of less than all of the Convertible Notes, the Convertible Notes will be chosen for redemption by the Trustee in accordance with the Indenture. Unless the Company defaults in making such redemption payment, or the Paying Agent is prohibited from making such payment pursuant to the Indenture, by law or otherwise, interest and Liquidated Damages cease to accrue on the Convertible Notes or portions of them called for redemption on and after the redemption date.

         If this Convertible Note is redeemed subsequent to a record date with respect to any interest payment date specified above and on or prior to such interest payment date, then any accrued interest or Liquidated Damages will be paid to the person in whose name this Convertible Note is registered at the close of business on such record date.

         7. Mandatory Redemption. The Company will not be required to make mandatory redemption payments with respect to the Convertible Notes. There are no sinking fund payments with respect to the Convertible Notes.

         8. Repurchase at Option of Holder. If there is a Designated Event, the Company shall be required to offer to purchase on the Designated Event Payment Date all outstanding Convertible Notes at a purchase price equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest and Liquidated Damages, if any, to the Designated Event Payment Date. Holders of Convertible Notes that are subject to an offer to purchase will be mailed a Designated Event Offer from the Company prior to any related Designated Event Payment Date and may elect to have such Convertible Notes or portions thereof in authorized denominations purchased by completing the form entitled "Option of Noteholder To Elect Purchase" appearing below. Noteholders have the right to withdraw their election by delivering a written notice of withdrawal to the Company or the Paying Agent in accordance with the terms of the Indenture.

         9. Subordination. The payment of the principal of, interest and Liquidated Damages, if any, on or any other amounts due on the Convertible Notes is subordinated in right of payment to all existing and future Senior Debt of the Company, as described in the Indenture. Each Noteholder, by accepting a Convertible Note, agrees to such subordination and authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee as its attorney-in-fact for such purpose.

         10. Conversion. The holder of any Convertible Note has the right, exercisable at any time after 90 days following the Issuance Date and prior to the close of business on the Convertible Note's maturity, to convert the principal amount thereof (or any portion thereof that is an integral multiple of $1,000) into shares of Common Stock at the initial Conversion Price of $20.625 per share, subject to adjustment under certain circumstances, except that if a Convertible Note is called for redemption, the conversion right will terminate at the close of business (New York time) on the Business Day immediately preceding the date fixed for redemption.

         To convert a Convertible Note, a holder must (1) complete and sign a notice of election to convert substantially in the form set forth below, (2) surrender the Convertible Note to a Conversion Agent, (3) furnish appropriate endorsements or transfer documents if required by the Registrar or Conversion Agent and (4) pay any transfer or similar tax, if required. Upon conversion, no adjustment or payment will be made for interest or dividends, but if any Noteholder surrenders a Convertible Note for conversion after the close of business on the record date for the payment of an installment of interest and prior to the opening of business on the next interest payment date, then, notwithstanding such conversion, the interest payable on such interest payment date will be paid to the registered holder of such Convertible Note on such record date. In such event, such Convertible Note, when surrendered for conversion, must be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such interest payment date on the portion so converted, unless such Security has been called for redemption on or prior to such interest payment date. The number of shares of Common Stock issuable upon conversion of a Convertible Note is determined by dividing the principal amount of the Convertible Note converted by the Conversion Price in effect on the Conversion Date. No fractional shares will be issued upon conversion but a cash adjustment will be made for any fractional interest.

         A Convertible Note in respect of which a holder has delivered an "Option of Noteholder to Elect Purchase" form appearing below exercising the option of such holder to require the Company to purchase such Convertible Note may be converted only if the notice of exercise is withdrawn as provided above and in accordance with the terms of the Indenture. The above description of conversion of the Convertible Notes is qualified by reference to, and is subject in its entirety by, the more complete description thereof contained in the Indenture.

         11. Registration Agreement. The holder of the Convertible Notes is entitled to the benefits of the Registration Agreement, dated February 15, 1997, among the Company and the Initial Purchasers (the "Registration Agreement"). Such benefits include the right of the holder to receive Liquidated Damages in the event of a failure on the part of the Company to comply with certain covenants pertaining to registration and availability of a prospectus for resale, as provided in the Registration Agreement.

         12. Denominations Transfer, Exchange. The Convertible Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. The transfer of Convertible Notes may be registered, and Convertible Notes may be exchanged, as provided in the Indenture. The Registrar may require a Noteholder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to exchange or register the transfer of (i) any Convertible Note for a period of 15 days next preceding any selection of Convertible Notes to be redeemed, (ii) any Convertible Note or portion thereof selected for redemption or (iii) any Convertible Note or portion thereof surrendered for repurchase (and not withdrawn) in connection with a Designated Event.

         13. Persons Deemed Owners. Except as provided in paragraph 2 of this Convertible Note, the registered Noteholder of a Convertible Note may be treated as its owner for all purposes.

         14. Unclaimed Money. If money for the payment of principal or interest and Liquidated Damages remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its request. After that, Noteholders of Convertible Notes entitled to the money must look to the Company for payment, unless an abandoned property law designates another person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

         15. Defaults and Remedies. The Convertible Notes shall have the Events of Default as set forth in Section 8.01 of the Indenture. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee by notice to the Company or the Noteholders of at least 25% in aggregate principal amount of the then-outstanding Convertible Notes by notice to the Company and the Trustee may declare all the Convertible Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, Convertible Notes shall become due and payable immediately without further action or notice.
Upon acceleration as described in either of the preceding sentences, the subordination provisions of the Indenture preclude any payment being made to Noteholders for at least 5 Business Days after holders of Senior Debt receive notice of such acceleration except as otherwise provided in the Indenture.

         The Noteholders of a majority in principal amount of the Convertible Notes then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest or Liquidated Damages that has become due solely because of the acceleration. Noteholders may not enforce the Indenture or the Convertible Notes except as provided in the Indenture. Subject to certain limitations, Noteholders of a majority in principal amount of the then-outstanding Convertible Notes issued under the Indenture may direct the Trustee in its exercise of any trust or power. The Company must furnish compliance certificates to the Trustee annually. The above description of Events of Default and remedies is qualified by reference to, and subject in its entirety by, the more complete description thereof contained in the Indenture.

         16. Amendments, Supplements and Waivers. Subject to certain exceptions, the Indenture or the Convertible Notes may be amended or supplemented with the consent of the Noteholders of at least a majority in principal amount of the then-outstanding Convertible Notes (including consents obtained in connection with a tender offer or exchange offer for Convertible Notes), and any existing default may be waived with the consent of the Noteholders of a majority in principal amount of the then-outstanding Convertible Notes, including consents obtained in connection with a tender offer or exchange offer for Convertible Notes. Without the consent of any Noteholder, the Indenture or the Convertible Notes may be amended, among other things, to cure any ambiguity, defect or inconsistency, to provide for assumption of the Company's obligations to Noteholders in the case of a merger, consolidation or sale or transfer of all or substantially all of the Company's properties or assets pursuant to Article VII of the Indenture, to make any change that would provide any additional rights or benefits to Noteholders or that does not adversely affect the legal rights under the Indenture of any Noteholder, to qualify the Indenture under the TIA, or to comply with the requirements of the SEC in order to maintain the qualification of the Indenture under the TIA.

         17. Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may become the owner or pledgee of the Convertible Notes and may otherwise deal with the Company or an Affiliate with the same rights it would have, as if it were not Trustee, subject to certain limitations provided for in the Indenture and in the TIA. Any Agent may do the same with like rights.

         18. No Recourse Against Others. A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Convertible Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder, by accepting a Convertible Note, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Convertible Notes.

         19. Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE CONVERTIBLE NOTES WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

         20. Authentication. The Convertible Notes shall not be valid until authenticated by the manual signature of an authorized officer of the Trustee or an authenticating agent.

         21. Abbreviations. Customary abbreviations may be used in the name of a Noteholder or an assignee, such as: TEN COM (for tenants in common), TENANT (for tenants by the entireties), JT TEN (for joint tenants with right of survivorship and not as tenants in common), CUST (for Custodian), and U/G/M/A (for Uniform Gifts to Minors Act).

         22. Definitions. Capitalized terms not defined in this Convertible Note have the meaning given to them in the Indenture.

         The Company will furnish to any Noteholder of the Convertible Notes upon written request and without charge a copy of the Indenture and the Registration Agreement. Request may be made to:

         Investor Relations
         Intevac, Inc.
         3550 Bassett Street
         Santa Clara, California 95054
         Telephone Number: (408) 986-9888

                  ASSIGNMENT AND CERTIFICATE OF TRANSFER FORM

            To assign this Convertible Note, fill in the form below:

            (I)or (we) assign and transfer this Convertible Note to



         _______________________________________________________________________
               (Insert assignee's social security or tax I.D. no.)



         _______________________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________
             (Print or type assignee's name, address and zip code)

         and irrevocably appoint ________________ agent to transfer this Convertible Note on the books of the Company. The agent may substitute another to act for him.

                 Your Signature:_______________________________________________

                                (Sign exactly as your name appears on
                                the other side of this Convertible Note)

                 Date: _____________________________________

                 Signature Guarantee:***_______________________________________






__________________________________

     ***         Signature must be guaranteed by a commercial bank, trust
company or member firm of the New York Stock Exchange.

         In connection with any transfer of any of the Convertible Notes other than pursuant to a registration statement evidenced by this certificate occurring prior to the date that is three years (or such shorter period as may be provided pursuant to Rule 144(k) or any successor thereof under the Securities Act) after the later of the date of original issuance of such Convertible Notes and the last date, if any, on which such Convertible Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Convertible Notes are being transferred:

         CHECK ONE BOX BELOW

         (1)     [ ]      to the Company; or

         (2)     [ ]      pursuant to and in compliance with Rule 144A under
                          the Securities Act of 1933; or

         (3)     [ ]      pursuant to and in compliance with Regulation S under
                          the Securities Act of 1933; or

         (4)     [ ]      to an institutional "accredited investor" (as defined
                          in Rule 501(a)(1), (2), (3) or (7) under the
                          Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

         (5)     [ ]      pursuant to an exemption from registration under the
                          Securities Act of 1933 provided by Rule 144 thereunder.

         Unless one of the boxes is checked, the Trustee will refuse to register any of the Convertible Notes evidenced by this certificate in the name of any person other than the registered holder thereof, provided, however, that if box (3), (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Convertible Notes such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.
                                              _________________________________
                                              Signature

Signature Guarantee:*


_________________________________              _________________________________
                                               Signature





_________________________________

     * Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

                     [TO BE ATTACHED TO GLOBAL SECURITIES]

                                   SCHEDULE A


         The initial principal amount at maturity of this Global Security shall be $ _______________. The following increases or decreases in the principal amount of this Global Security have been made:

                   Amount of increase in
                 Principal Amount of this                            Principal Amount of
                      Global Security       Amount of decrease in    this Global Security        Signature of
                  including upon exercise    Principal Amount of        following such      authorized officer of
    Date Made     of overallotment option    this Global Security    decrease or increase    Trustee or Custodian
_________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________


                     OPTION OF NOTEHOLDER TO ELECT PURCHASE


         If you want to elect to have this Convertible Note or a portion thereof repurchased by the Company pursuant to Section 3.08 or 4.08 of the Indenture, check the box: [ ]

         If the purchase is in part, indicate the portion ($1,000 or any integral multiple thereof) to be purchased:


                    Your Signature:____________________________________________
                                   (Sign exactly as your name appears on
                                   the other side of this Convertible Note)

                 Date: _____________________________________

                 Signature Guarantee: *________________________________________


















__________________________________

     * Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

                              ELECTION TO CONVERT

To: Intevac, Inc.

         The undersigned owner of this Convertible Note hereby irrevocably exercises the option to convert this Convertible Note, or the portion below designated, into Common Stock of Intevac, Inc. in accordance with the terms of the Indenture referred to in this Convertible Note, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

                 The undersigned agrees to be bound by the terms of the Registration Agreement relating to the Common Stock issuable upon conversion of the Convertible Notes.

Date: _____________________________

         In whole ____________       or         Portion of Convertible Note
                                                to be converted ($1,000 or
                                                any integral multiple thereof):
                                                $ _____________________________


                 Your Signature:_______________________________________________
                                (Sign exactly as your name appears on the other side of this Convertible Note)


         Please print or typewrite name and
         address, including zip code, and
         Social Security or other identifying
         number


                 Signature Guarantee: *________________________________________









__________________________________

     * Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

                                   EXHIBIT B

                            REGULATION S CERTIFICATE



State Street Bank and Trust Company of California, N.A.
725 South Figueroa
Suite 3100
Los Angeles, California 90017
Attention:  Corporate Trust Department

Re: 6-1/2% Convertible Subordinated Notes due 2004 of Intevac, Inc. (the "Securities")

         Reference is made to the Indenture, dated as of February 15, 1997 (the "Indenture"), between Intevac, Inc. (the "Company") and State Street Bank and Trust Company of California, N.A., as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933 (the "Securities Act") are used herein as so defined.

         This certificate relates to U.S. $____________ principal amount of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

         CUSIP No(s). ___________________________

         CERTIFICATE No(s). _____________________

The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Securities are represented by a Global Security, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

         The Owner has requested that the Specified Securities be transferred to a person (the "Transferee") who will take delivery in the form of a Regulation S Security. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 904 or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

         (1) Rule 904 Transfers. If the transfer is being effected in accordance with Rule 904:

                 (A) the Owner is not a distributor of the Securities, an affiliate of the Company or any such distributor or a person acting on behalf of any of the foregoing;

                 (B) the offer of the Specified Securities was not made to a person in the United States;

                 (C)      either:

                          a. at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or

                          b. the transaction is being executed in, on or through the facilities of the Eurobond market, as regulated by the Association of International Bond Dealers, or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

                 (D) no directed selling efforts have been made in the United States by or on behalf of the Owner or any affiliate thereof;


                 (E) if the Owner is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Specified Securities, and the transfer is to occur during the Restricted Period, then the requirements of Rule 904(c)(1) have been satisfied; and

                 (F) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

         (2) Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:

                 (A) the transfer is occurring after a holding period of at least two years (computed in accordance with paragraph (d) of Rule 144) (or such shorter period under Rule 144 or any successor rule) has elapsed since the date the Specified Securities were acquired from the Company or from an affiliate (as such term is defined in Rule 144) of the Company, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of paragraphs (e), (f) and (h) of Rule 144; or

                 (B) the transfer is occurring after a period of at least three years (or such shorter period under Rule 144 or any successor rule) has elapsed since the date the Specified Securities were acquired from the Company or from an affiliate (as such term is defined in Rule 144) of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers.

Dated:   ______________________


                 (Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)




                               By:_____________________________________________
                                  Name:
                                  Title:

 (If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

                                   EXHIBIT C

                        RULE 144A SECURITIES CERTIFICATE



State Street Bank and Trust Company of California, N.A.
725 South Figueroa
Suite 3100
Los Angeles, California 90017
Attention:  Corporate Trust Department

Re: 6-1/2% Convertible Subordinated Notes due 2004 of Intevac, Inc. (the "Securities")

         Reference is made to the Indenture, dated as of February 15, 1997 (the "Indenture"), between Intevac, Inc. (the "Company") and State Street Bank and Trust Company of California, N.A., as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933 (the "Securities Act") are used herein as so defined.

         This certificate relates to U.S. $_____________ principal amount of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

         CUSIP No(s). ___________________________

         CERTIFICATE No(s). _____________________

The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Securities are represented by a Global Security, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

         The Owner has requested that the Specified Securities be transferred to a person (the "Transferee") who will take delivery in the form of a Restricted Security. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A or Rule 144 under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as:

                 (1) Rule 144A Transfers. If the transfer is being effected in accordance with Rule 144A:

                          (A)     the Specified Securities are being
transferred to a person that the Owner and any person acting on its behalf reasonably believe is a "qualified institutional buyer" within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

                          (B)     the Owner and any person acting on its behalf
have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer; and

                 (2) Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:

                          (A)     the transfer is occurring after a holding
period of at least two years (computed in accordance with paragraph (d) of Rule
144) (or such shorter period under Rule 144 or any successor rule) has elapsed since the date the Specified Securities were acquired from the Company or from an affiliate (as such term is defined in Rule 144) of the Company, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of paragraphs (e), (f) and (h) of Rule 144; or

                          (B)     the transfer is occurring after a period of
at least three years (or such shorter period under Rule 144 or any successor rule) has elapsed since the date the Specified Securities were acquired from the Company or from an affiliate (as such term is defined in Rule 144) of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers.

Dated:  _______________________________
                 (Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)


                               By:_____________________________________________
                                  Name:
                                  Title:

                 (If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

                                   EXHIBIT D

                      RESTRICTIVE LEGEND FOR COMMON STOCK



"THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO THE THIRD ANNIVERSARY (OR SUCH SHORTER PERIOD AS MAY THEN BE APPLICABLE UNDER THE SECURITIES ACT) OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a) (1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY) THAT IS ACQUIRING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, AND A CERTIFICATE IN THE FORM ATTACHED TO THIS SECURITY IS DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRANSFER AGENT, (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTIONS. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS SECURITY AGREES THAT IT WILL FURNISH TO THE COMPANY AND THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a) (1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND

NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (o)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT."

































                                      D-2